                      Securities and Exchange Commission
                            Washington, D.C. 20549

                                  Form 8-K/A

                              Amendment No. 1 to
                                Current Report

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of report                                              April 24, 1998
(Date of earliest event reported)                           (February 24, 1998)

                        Engineered Support Systems, Inc.
                        --------------------------------
                (Exact name of Registrant as Specified in Charter)

           Missouri                        0-13880               43-1313242
(State or Other Jurisdiction          (Commission File         (IRS Employer
      of Incorporation)                    Number)           Identification No.)

1270 North Price Road                                              63132
St. Louis, Missouri                                              (Zip Code)
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (314) 993-5880

Engineered Support Systems, Inc. hereby amends the following items, financial statements, exhibits or other portions of its Current Report, dated
February 24, 1998, on Form 8-K:

Item 7. Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

        (1) Audited Financial Statements of Nuclear Cooling, Inc., d/b/a Marlo Coil, for the three year period ended June 30, 1997

        (2) Consolidated Statements of Income (Unaudited) of Nuclear Cooling, Inc., d/b/a Marlo Coil, for the seven month periods ended January 31, 1998 and January 31, 1997

        (3) Condensed Consolidated Balance Sheet (Unaudited) of Nuclear Cooling, Inc., d/b/a Marlo Coil, as of January 31, 1998

        (4) Consolidated Statements of Cash Flows (Unaudited) of Nuclear Cooling, Inc., d/b/a Marlo Coil, for the seven month periods ended January 31, 1998 and January 31, 1997

(b)  Pro Forma Financial Information

        (1) Pro Forma Combined Statements of Income (Unaudited) for the year ended October 31, 1997

        (2) Pro Forma Combined Statements of Income (Unaudited) for the three months ended January 31, 1998

        (3)  Pro Forma Combined Balance Sheets (Unaudited) as of January 31,
             1998

        (4) Notes to Condensed Pro Forma Financial Statements (Unaudited) for the year ended October 31, 1997 and for the three months ended January 31, 1998

(c)  Exhibits

        (1) Asset Purchase Agreement, dated as of February 9, 1998, by and among Nuclear Cooling, Inc., d/b/a Marlo Coil, David G. Ault, Rita R. Ault and R. Bruce Earls, and Engineered Coil Company, a wholly-owned subsidiary of Engineered Support Systems, Inc.

Item 7 (a)(1) -- Audited Financial Statements of Nuclear Cooling, Inc.,
                 d/b/a Marlo Coil, for the three year period ended June
                 30, 1997

                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
Nuclear Cooling, Inc.
d/b/a Marlo Coil:

We have audited the accompanying balance sheets of Nuclear Cooling, Inc. (a Missouri corporation), d/b/a Marlo Coil, as of June 30, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nuclear Cooling, Inc., d/b/a Marlo Coil, as of June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997 in conformity with generally accepted accounting principles.




/s/ Arthur Andersen LLP

Arthur Andersen LLP


St. Louis, Missouri
August 22, 1997

                          NUCLEAR COOLING, INC.
                          ---------------------

                            d/b/a MARLO COIL
                            ----------------


                                                                                            June 30
                                                                                  ---------------------------
                                                                                      1997           1996
                                                                                  -----------     -----------
                                              ASSETS
                                              ------
CURRENT ASSETS:
  Cash and cash equivalents                                                       $   810,476     $   166,954
  Accounts receivable-trade and other                                               3,423,422       3,647,202
  Inventory                                                                         2,614,172       2,258,277
  Prepaid expenses                                                                    106,426          95,927
  Advance to stockholder                                                                              200,000
                                                                                  -----------     -----------
        Total current assets                                                        6,954,496       6,368,360

PROPERTY AND EQUIPMENT, net                                                         2,734,761       2,554,178

REAL ESTATE OTHER, net                                                                641,535         665,113

LAND HELD FOR SALE                                                                    226,638         242,837

DEPOSITS                                                                              413,448         371,336

OTHER ASSETS                                                                          493,316         512,406
                                                                                  -----------     -----------
                                                                                  $11,464,194     $10,714,230
                                                                                  ===========     ===========


                               LIABILITIES AND STOCKHOLDERS' EQUITY
                               ------------------------------------

CURRENT LIABILITIES:
  Note payable to bank                                                            $               $ 1,026,000
  Note payable to related party                                                       269,974         311,453
  Accounts payable                                                                    976,172         465,130
  Accrued payroll and commissions                                                     242,136         320,967
  Other accrued expenses                                                            1,160,824         787,674
  Deferred revenue                                                                     51,506         152,540
                                                                                  -----------     -----------
        Total current liabilities                                                   2,700,612       3,063,764
                                                                                  -----------     -----------

DEFERRED COMPENSATION LIABILITY                                                       204,475         205,502

DEFERRED REVENUE                                                                      123,696         169,000
                                                                                  -----------     -----------
        Total noncurrent liabilities                                                  328,171         374,502
                                                                                  -----------     -----------

STOCKHOLDERS' EQUITY:
  Common stock, $1 par value. Authorized 30,000 shares; issued and
    outstanding 5,000 shares.                                                           5,000           5,000
  Additional paid-in capital                                                           80,591          80,591
  Retained earnings                                                                 8,349,820       7,190,373
                                                                                  -----------     -----------
                                                                                    8,435,411       7,275,964
                                                                                  -----------     -----------
        Total stockholders' equity                                                $11,464,194     $10,714,230
                                                                                  ===========     ===========


                  The accompanying notes are an integral part of these financial statements.


                           NUCLEAR COOLING, INC.
                           ---------------------

                             d/b/a MARLO COIL
                             ----------------

                                 STATEMENTS OF INCOME
                                 --------------------
                                                                   Year Ended June 30
                                                      -------------------------------------------
                                                          1997            1996            1995
                                                      -----------     -----------     -----------
NET SALES                                             $25,761,886     $22,585,616     $21,664,668

COST OF GOODS SOLD                                     17,833,713      16,562,604      15,382,966
                                                      -----------     -----------     -----------
        Gross profit                                    7,928,173       6,023,012       6,281,702

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            4,960,027       4,132,365       4,524,338
                                                      -----------     -----------     -----------
        Income from operations                          2,968,146       1,890,647       1,757,364
                                                      -----------     -----------     -----------
OTHER INCOME (EXPENSES):
  Interest income                                          68,101         106,561         121,919
  Interest expense                                       (113,923)        (50,857)        (95,914)
  Gain (loss) on sale of assets                            13,272          17,750         (62,172)
  Other income                                             73,851          73,940          70,000
                                                      -----------     -----------     -----------
                                                           41,301         147,394          33,833
                                                      -----------     -----------     -----------
        Net income                                    $ 3,009,447     $ 2,038,041     $ 1,791,197
                                                      ===========     ===========     ===========

            The accompanying notes are an integral part of these financial statements.

                           NUCLEAR COOLING, INC.
                           ---------------------

                             d/b/a MARLO COIL
                             ----------------

                           STATEMENTS OF STOCKHOLDERS' EQUITY
                           ----------------------------------
                                                   Additional                    Total
                                         Common     Paid-In      Retained     Stockholders'
                                         Stock      Capital      Earnings        Equity
                                         ------    ----------    --------     -------------
BALANCE, JUNE 30, 1994                   $5,000     $80,591    $ 8,199,135     $ 8,284,726

  Dividends                                                     (1,600,000)     (1,600,000)
  Net income                                                     1,791,197       1,791,197
                                         ------     -------    -----------     -----------
BALANCE, JUNE 30, 1995                    5,000      80,591      8,390,332       8,475,923

  Dividends                                                     (3,238,000)     (3,238,000)
  Net income                                                     2,038,041       2,038,041
                                         ------     -------    -----------     -----------
BALANCE, JUNE 30, 1996                    5,000      80,591      7,190,373       7,275,964

  Dividends                                                     (1,850,000)     (1,850,000)
  Net income                                                     3,009,447       3,009,447
                                         ------     -------    -----------     -----------
BALANCE, JUNE 30, 1997                   $5,000     $80,591    $ 8,349,820     $ 8,435,411
                                         ======     =======    ===========     ===========

            The accompanying notes are an integral part of these financial statements.

                           NUCLEAR COOLING, INC.
                           ---------------------

                             d/b/a MARLO COIL
                             ----------------

                           STATEMENTS OF CASH FLOWS
                           ------------------------

                                                                                    Year Ended June 30
                                                                        -------------------------------------------
                                                                           1997            1996            1995
                                                                        -----------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                            $ 3,009,447     $ 2,038,041     $ 1,791,197
                                                                        -----------     -----------     -----------
  Adjustments to reconcile net income to net cash provided by operating activities-
      Depreciation                                                          363,815         254,767         267,069
      (Gain) loss on sale of assets                                         (13,272)        (17,750)         62,172
      Decrease (increase) in accounts receivable-trade and other            223,780        (551,257)       (121,905)
      (Increase) decrease in inventory                                     (355,895)        171,419         157,599
      (Increase) decrease in prepaid expenses                               (10,499)        (28,098)         24,548
      Increase in deposits                                                  (42,112)       (116,679)         (9,412)
      Decrease (increase) in other assets                                    19,179         (95,245)        (30,583)
      Increase in accounts payable                                          510,952         255,779          13,900
      Decrease in accrued payroll and commissions                           (78,831)        (47,073)        (73,995)
      Increase (decrease) in other accrued expenses                         373,150        (218,686)        235,040
      Decrease in deferred compensation liability                            (1,027)        (16,047)         (6,084)
      (Decrease) increase in deferred revenues                             (146,338)        321,540
                                                                        -----------     -----------     -----------
         Total adjustments                                                  842,902         (87,330)        518,349
                                                                        -----------     -----------     -----------
         Net cash provided by operating activities                        3,852,349       1,950,711       2,309,546
                                                                        -----------     -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment                                      (525,837)       (356,674)        (91,175)
  Proceeds from sale of assets                                               34,489          71,000          56,786
                                                                        -----------     -----------     -----------
         Net cash used in investing activities                             (491,348)       (285,674)        (34,389)
                                                                        -----------     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in due to bank                                                                                  (278,161)
  Payments received on notes payable from related parties                                                   805,468
  (Repayments) borrowings on note payable, net                           (1,026,000)      1,026,000        (600,000)
  (Repayments) borrowings on note payable to related party, net             (41,479)         35,383         276,070
  Payment of dividends                                                   (1,850,000)     (3,238,000)     (1,600,000)
  Decrease (increase) in advance to stockholder                             200,000        (200,000)
                                                                        -----------     -----------     -----------
         Net cash used in financing activities                           (2,717,479)     (2,376,617)     (1,396,623)
                                                                        -----------     -----------     -----------
         Net increase (decrease) in cash and cash equivalents               643,522        (711,580)        878,534

CASH AND CASH EQUIVALENTS, beginning of year                                166,954         878,534
                                                                        -----------     -----------     -----------
CASH AND CASH EQUIVALENTS, end of year                                  $   810,476     $   166,954     $   878,534
                                                                        ===========     ===========     ===========


            The accompanying notes are an integral part of these financial statements.

                           NUCLEAR COOLING, INC.
                           ---------------------

                             d/b/a MARLO COIL
                             ----------------

                      NOTES TO FINANCIAL STATEMENTS
                      -----------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING AND OPERATING POLICIES:
    ---------------------------------------------------------

Business Activities
-------------------

Nuclear Cooling, Inc., d/b/a Marlo Coil (the Company) is a manufacturer of industrial and commercial heat transfer equipment which is generally produced to customer specifications. Its principal products are coils and air handling units and its primary customers are defense contractors, mechanical contractors and industrial users located throughout the United States.

Revenue Recognition
-------------------

Revenue from sales transactions is generally recognized upon shipment of goods, at which time all rights and obligations are transferred to the customer.

Approximately 48%, 45% and 50% of the Company's 1997, 1996 and 1995 sales, respectively, were made to its 10 largest customers. Receivables from these 10 customers were approximately 49% and 47% of trade accounts receivable at June 30, 1997 and 1996, respectively.

Use of Estimates
----------------

The preparation of these financial statements required the use of certain estimates by management in determining the Company's assets, liabilities, revenues and expenses.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents are stated at cost. Cash equivalents consist of highly liquid investments with original maturities of three months or less when purchased.

Inventory
---------

Inventory is stated at the lower of cost or market (net realizable value). Cost is determined principally on a first-in, first-out basis.

The Company uses the last-in, first-out (LIFO) accounting method for certain inventories. If the Company had used the first-in, first-out method of computing inventory costs for these items, inventories would have been approximately $50,900 and $80,700 higher than reported at June 30, 1997 and 1996, respectively.

Land Held for Sale
------------------

Land held for sale is stated at the lower of cost or estimated net realizable value. The Company capitalizes all direct acquisition and development costs, including interest.

Revenue on sales of land held for sale is recognized when title passes and adequate cash payments are received.

Property and Equipment
----------------------

Depreciation of property and equipment is provided over the estimated useful lives of the respective assets. Depreciation is provided principally on accelerated methods. The depreciable lives used are:

                                                                Years
                                                                -----
     Buildings                                                  15-45
     Office furniture, computer components and equipment         5- 7
     Machinery and equipment                                     5- 7
     Automobiles and trucks                                      5

Asset Impairment
----------------

If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed. If this review indicates that the value of the asset will not be recoverable, as determined based on projected undiscounted cash flows related to the asset over the remaining life, then the carrying value of the asset is reduced to its estimated fair value.

Income Taxes
------------

The Company has made the election to be treated as an S corporation under the provisions of the Internal Revenue Code. As such, all income and losses flow through to the stockholders who are liable for all applicable taxes. Accordingly, no provision or credit is made for federal and state income taxes for the Company. The net difference between the tax bases and the reported amounts of the Company's assets and liabilities is not significant.

Deposits are required to be kept with the Internal Revenue Service, due to the time lag between the fiscal year-end of the Company and the calendar year-end of its stockholders. These deposits were approximately $413,000 and $371,000 at June 30, 1997 and 1996, respectively.

2.  INVENTORY:
    ----------

The components of inventory are as follows:

                                                1997           1996
                                             ----------     ----------
     Raw materials                           $2,010,137     $1,751,436
     Work in process                            654,940        587,552
     LIFO reserve                               (50,905)       (80,711)
                                             ----------     ----------
                                             $2,614,172     $2,258,277
                                             ==========     ==========

     FIFO inventories                        $1,911,545     $1,803,243
     LIFO inventories                           702,627        455,034
                                             ----------     ----------
                                             $2,614,172     $2,258,277
                                             ==========     ==========

3.  PROPERTY AND EQUIPMENT:
    -----------------------

Following is a summary of property and equipment, at cost:

                                                                     1997           1996
                                                                  ----------     ----------
     Land and land improvements                                   $  220,340     $  220,340
     Buildings                                                     4,010,392      3,928,561
     Office furniture, computer components and equipment             557,426        589,087
     Machinery and equipment                                       4,233,608      3,893,780
     Automobiles and trucks                                           93,143         72,219
                                                                  ----------     ----------
                                                                   9,114,909      8,703,987

     Less accumulated depreciation                                 6,380,148      6,149,809
                                                                  ----------     ----------
                                                                  $2,734,761     $2,554,178
                                                                  ==========     ==========

4.  NOTES PAYABLE:
    --------------

The Company maintains an unsecured line of credit agreement with a bank for maximum borrowings of $4,200,000, with interest payable monthly at the prime rate less .25%, 8.25% at June 30, 1997. The line of credit expires October
15, 1997. There are no compensating balance requirements or other restrictions associated with this line of credit agreement.

The Company has a note payable to an officer. The note was executed during 1995, is due on demand and accrues interest at the prime rate.

Interest expense on all debt during 1997, 1996 and 1995 was approximately $114,000, $51,000 and $96,000, respectively. Cash paid for interest during these same periods was approximately $119,000, $46,000 and $97,000, respectively.

5.  EMPLOYEE BENEFIT PLANS:
    -----------------------

The Company has a defined contribution plan, the Marlo Coil Employees Retirement Plan (the Plan). All full-time employees of the Company who have completed one year of service and are age 21 or older or were participants in prior plans are eligible to participate. Under the terms of the Plan, the Company, at its option, can contribute to the Plan a yearly amount based on compensation paid or an additional match to participating employees as defined by the Plan. Participants may also elect to defer a certain portion of their compensation to the Plan on which the Company must make a matching contribution. During 1997, 1996 and 1995, Company contributions were approximately $140,000, $112,000 and $142,000, respectively.

Effective July 1, 1995, the Plan was restated. This restatement changed the investment options available for participant directed contributions. The restatement also increased the employer matching contributions to 50% of each participant's deferred compensation up to 4% of compensation and also made loans available to participants based on their vested account balances. During 1997 the Company made additional matching contributions which increased total contributions for the year to 67% of 6% of compensation.

The Company has a nonparticipatory deferred compensation plan which is given to certain key employees. This plan provides for benefits of a fixed amount each year for nine years to participants who are employed by the Company at age 55. The annual payment will vary by participant. If the participant dies prior to age 55 while still actively employed, the Company shall pay a lump sum death benefit in lieu of any future benefit payments vested at time of death. The Company employs a 10% discount rate in calculating the outstanding liability. The Company incurred expenses of approximately $24,000, $8,000 and $0 related to this plan for the years ended June 30, 1997, 1996 and 1995, respectively.

The Company had a deferred compensation plan for participating employees over the age of 50, which was terminated during 1992. Participants who elected to retire early receive $10,000 annual payments for a total of 10 years. All others received cash settlements. In connection with the plan termination, the Company redeemed certain life insurance policies.

The Company owns various life insurance policies on plan participants. These policies were purchased to fund deferred compensation benefits described above. The cash surrender value on these policies is recorded as an other asset on the balance sheet, and was approximately $151,000 and $145,000 at June 30, 1997 and 1996, respectively. All liabilities related to the deferred compensation benefits are recorded at the present value of expected future cash payments.

6. RELATED-PARTY TRANSACTIONS:
   --------------------------

The Company has entered into a land development agreement with David Enterprises, Inc., a related entity, whereby land owned by the Company is developed and sold by the related party. Revenues derived from land sales and the profit thereon are based on the current market value of the land at date of sale. During 1997, land sales resulted in a gain of approximately $12,400, which is included in gain on sale of assets in the accompanying income statement. Land sales during 1996 resulted in a gain of approximately $17,750. Land sales during 1995 resulted in a loss of approximately $64,000.

In 1993, the Company purchased a building from the stockholders of the Company for approximately $740,000. The purchase price was financed with a cash payment of approximately $170,000 and relief of a note receivable from the stockholders of approximately $570,000. The building was leased in July 1993, to an unrelated third party for $5,833 per month for an initial term of two years, with an additional option for two separate and successive two year terms. The lease has been renewed for the first additional term. The lessee is responsible for the payment of all property taxes, insurance and maintenance of the roofing structure. The building is recorded on the balance sheet as Real Estate Other, net at an amount equal to the related party seller's basis, which approximates fair market value. The building is being depreciated over 31.5 years, which approximates its estimated useful life.

Periodic loans made by the Company to the owners and an affiliated entity bear interest at the prime rate. Interest earned on these notes, as well as advances to employees, amounted to approximately $0, $0 and $67,000 for 1997, 1996 and 1995, respectively.

During 1997, 1996 and 1995, the Company paid approximately $931,000, $542,000 and $596,000, respectively, to affiliated companies for material components and subcontract labor.

The Company is the beneficiary of a $550,000 whole life insurance policy on the life of its chairman and chief executive officer. The cash surrender value of this policy is recorded as an other asset on the balance sheet, and was approximately $211,000 and $204,000 at June 30, 1997 and 1996, respectively. The Company's portion of cash surrender value of an additional life insurance policy was approximately $50,000 and $54,000, respectively, at June 30, 1997 and 1996, and is recorded as an other asset. The Company is not the beneficiary of this policy, but is the owner and will recognize that amount upon his death.

During 1996, the Company guaranteed a $3,500,000 bank line of credit for Eureka Springs, Inc., a related entity. The debt outstanding on this line of credit was $3,270,000 at June 30, 1997.

The Company has agreements with two individuals whereby, upon the sale of the business, each will receive 5% and 2%, respectively, of the "total gross sales price," as defined in the agreements. In addition, under the terms of these agreements the Company is obligated to pay these individuals an annual bonus based on a formula defined in the agreements. The amount of bonuses paid was approximately $123,000, $79,000 and $75,000 in 1997, 1996 and 1995,
respectively.

7. CONTINGENCIES:
   -------------

Effective May 1, 1996, the Company entered into a five-year production agreement with a customer whereby the Company will produce and sell modular rooftop air handler units according to certain design and delivery specifications. The customer paid the Company approximately $350,000 prior to June 30, 1996, to reimburse the Company for certain start-up costs including engineering, training and plant changeover expenses. The Company will recognize the reimbursement into income as related costs are incurred. The unrecognized portion of this deferred revenue, totaling approximately $105,000 and $240,000 at June 30, 1997 and 1996, respectively, is separately stated on the accompanying balance sheet in current and long-term liabilities, according to management's estimates of when the related costs will be incurred. Cancellation of the agreement without cause by either party during 1997 and 1998 would require a cash payout of $750,000 during 1997 or $300,000 during 1998.

From time to time, the Company is a party to certain lawsuits and other claims related to the normal conduct of its business. Management believes that liabilities, if any, resulting from the resolution of pending or threatened proceedings would not materially affect the financial condition or results of operations of the Company.

Item 7(a)(2)--Consolidated Statements of Income
              (Unaudited) of Nuclear Cooling, Inc., d/b/a Marlo Coil, for the seven month periods ended January 31, 1998 and January 31, 1997.

Nuclear Cooling, Inc., d/b/a Marlo Coil
Consolidated Statements of Income (Unaudited)


                                                     Seven Months Ended January 31
                                                     -----------------------------
                                                        1998              1997
                                                     -----------       -----------
Net sales                                            $14,535,135       $12,920,766

Cost of goods sold                                    10,218,728         9,066,232
                                                     -----------       -----------
Gross profit                                           4,316,407         3,854,534

Selling, general & administrative expense              3,015,931         2,950,230
                                                     -----------       -----------
Income from operations                                 1,300,476           904,304

Net interest expense                                      32,497            75,857
                                                     -----------       -----------
Income before income taxes                             1,267,979           828,447

Income tax provision (Note 1)                                  0                 0
                                                     -----------       -----------
Net income                                           $ 1,267,979       $  828,447
                                                     ===========       ===========

Note 1--Nuclear Cooling, Inc., d/b/a Marlo Coil, elected S corporation status under the provisions of the Internal Revenue Code. As such, all income and losses flow through to the stockholders who are liable for all applicable taxes. Accordingly, no provision or credit has been made for federal and state income taxes.

Item 7(a)(3)--Condensed Consolidated Balance Sheet
              (Unaudited) of Nuclear Cooling, Inc., d/b/a Marlo Coil, as of January 31, 1998

Nuclear Cooling, Inc., d/b/a Marlo Coil
Condensed Consolidated Balance Sheet (Unaudited)
January 31, 1998


ASSETS
Current Assets:
  Cash                                              $    30,030
  Accounts receivable                                 6,378,412
  Inventory                                           2,151,305
  Prepaid expenses and other assets                     218,555
                                                    -----------
    Total Current Assets                              8,778,302

Property, Plant & Equipment, net of
  accumulated depreciation of $6,373,587              2,630,039

Other Assets                                          1,763,140
                                                    -----------
        Total Assets                                $13,171,481
                                                    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Notes payable                                     $ 1,075,961
  Accounts payable                                    1,646,172
  Advance payments on contracts                         962,304
  Other current liabilities                           1,631,440
                                                    -----------
    Total Current Liabilities                         5,315,877

Other Liabilities                                       318,101

Stockholders' Equity:
  Common stock                                            5,000
  Additional paid-in capital                             80,591
  Retained earnings                                   7,451,912
                                                    -----------
    Total Stockholders' Equity                        7,537,503
                                                    -----------
  Total Liabilities and Stockholders' Equity        $13,171,481
                                                    ===========

Item 7(a)(4)--Consolidated Statements of Cash Flows
              (Unaudited) of Nuclear Cooling, Inc., d/b/a Marlo Coil, for the seven month periods ended January 31, 1998 and January 31, 1997.

Nuclear Cooling, Inc., d/b/a Marlo Coil
Consolidated Statements of Cash Flows (Unaudited)

                                                                     SEVEN MONTHS ENDED JANUARY 31
                                                                    -------------------------------
                                                                       1998                 1997
                                                                    -----------          ----------
Cash Flow from Operating Activities:
  Net income                                                        $ 1,267,979          $  828,447
  Adjustments to reconcile net income to net
    cash provided by operations:
      Depreciation                                                      215,817             197,985
      Loss on disposal of assets                                          3,876                   0
                                                                    -----------          ----------
  Cash provided before changes in operating
    assets and liabilities                                            1,487,672           1,026,432

Changes in operating assets and liabilities:
  Accounts receivable                                                (2,954,990)           (185,082)
  Inventory                                                             462,867             105,734
  Accounts payable                                                      670,000             273,132
  Advance payments on contracts                                         962,304              82,111
  Other assets and liabilities                                           66,572            (145,534)
                                                                    -----------          ----------
    Net cash provided by operations                                     694,425           1,156,793
                                                                    -----------          ----------
Cash Flow from Investing Activities:
  Additions to property, plant and equipment                           (114,971)           (479,151)
                                                                    -----------          ----------
    Net cash used in investing activities                              (114,971)           (479,151)
                                                                    -----------          ----------
Cash Flow from Financing Activities:
  Net proceeds of notes payable                                         805,987           1,205,230
  Cash dividends                                                     (2,165,887)           (879,029)
  Advance to stockholders                                                     0            (770,970)
                                                                    -----------          ----------
    Net cash used in financing activities                            (1,359,900)           (444,769)
                                                                    -----------          ----------
Net Increase (Decrease) in Cash                                        (780,446)            232,873

Cash at Beginning of Period                                             810,476             166,954
                                                                    -----------          ----------
Cash at End of Period                                               $    30,030          $  399,827
                                                                    ===========          ==========

Item 7(b)--Pro Forma Financial Information, including
           Combined Statements of Income for the year ended October 31, 1997 and for the three months ended January 31, 1998, Combined Balance
           Sheets as of January 31, 1998 and Notes to the Condensed Pro Forma Financial Statements.

Engineered Support Systems, Inc.
Pro Forma Combined Statements of Income (Unaudited)
For the Year Ended October 31, 1997

                                                                                    Pro Forma           Pro Forma
                                                ESSI               Marlo           Adjustments            Total
                                             -----------        -----------        -----------         ------------
Net revenues                                 $88,570,970        $26,341,555        $                   $114,912,525

Cost of revenues                              73,816,030         18,509,639             53,046           92,378,715
                                             -----------        -----------        -----------         ------------
                                              14,754,940          7,831,916            (53,046)          22,533,810

Selling, general and
   administrative expense                      7,087,026          4,842,804            714,753           12,644,583
                                             -----------        -----------        -----------         ------------

Income from operations                         7,667,914          2,989,112           (767,799)           9,889,227

Net interest expense (income)                    (64,032)            32,146          1,634,132            1,602,246
                                             -----------        -----------        -----------         ------------

Income before income taxes                     7,731,946          2,956,966         (2,401,931)           8,286,981

Income tax provision                           3,093,000                  0            222,000            3,315,000
                                             -----------        -----------        -----------         ------------

Net income                                   $ 4,638,946        $ 2,956,966        $(2,623,931)        $  4,971,981
                                             ===========        ===========        ===========         ============

Earnings per share:
   Basic                                           $1.40                                                      $1.51
                                             ===========                                               ============
   Diluted                                         $1.39                                                      $1.49
                                             ===========                                               ============

Average shares outstanding:
   Basic                                       3,303,191                                                  3,303,191
                                             ===========                                               ============
   Diluted                                     3,341,319                                                  3,341,319
                                             ===========                                               ============


See notes to condensed pro forma financial statements.

Engineered Support Systems, Inc.
Pro Forma Combined Statements of Income (Unaudited)
For the Three Months Ended January 31, 1998

                                                                                    Pro Forma         Pro Forma
                                                ESSI               Marlo           Adjustments          Total
                                             -----------        -----------        -----------       ------------
Net revenues                                 $16,238,139        $ 6,708,243        $                 $22,946,382

Cost of revenues                              12,934,370          4,679,487           12,954          17,626,811
                                             -----------        -----------        ---------         -----------
                                               3,303,769          2,028,756          (12,954)          5,319,571

Selling, general and
   administrative expense                      1,844,460          1,293,673          178,510           3,316,643
                                             -----------        -----------        ---------         -----------

Income from operations                         1,459,309            735,083         (191,464)          2,002,928

Net interest expense (income)                    (72,852)            16,067          408,533             351,748
                                             -----------        -----------        ---------         -----------

Income before income taxes                     1,532,161            719,016         (599,997)          1,651,180

Income tax provision                             613,000                  0           47,000             660,000
                                             -----------        -----------        ---------         -----------

Net income                                   $   919,161        $   719,016        $(646,997)        $   991,180
                                             ===========        ===========        =========         ===========

Earnings per share:
   Basic                                            $.29                                                    $.31
                                             ===========                                             ===========
   Diluted                                          $.28                                                    $.30
                                             ===========                                             ===========

Average shares outstanding:
   Basic                                       3,174,755                                               3,174,755
                                             ===========                                             ===========
   Diluted                                     3,311,577                                               3,311,577
                                             ===========                                             ===========


See notes to condensed pro forma financial statements.

Engineered Support Systems, Inc.
Pro Forma Combined Balance Sheets (Unaudited)
January 31, 1998

                                                                                               Pro Forma           Pro Forma
                                                           ESSI              Marlo            Adjustments            Total
                                                           ----              -----            -----------            -----
ASSETS
Current Assets:
   Cash                                                $ 4,486,393        $    30,030        $(3,975,961)        $   540,462
   Accounts receivable                                   4,646,402          6,378,412                             11,024,814
   Contracts in process and inventories,
     net of progress payments received                   7,167,724          2,151,305                              9,319,029
   Prepaid expenses and other assets                     1,427,854            218,555                              1,646,409
                                                       -----------        -----------        -----------         -----------
                                                        17,728,373          8,778,302         (3,975,961)         22,530,714
                                                       -----------        -----------        -----------         -----------

Property, plant and equipment                           29,330,407          9,003,626         (4,014,301)         34,319,732
Less accumulated depreciation                           15,163,034          6,373,587         (6,373,587)         15,163,034
                                                       -----------        -----------        -----------         -----------
                                                        14,167,373          2,630,039          2,359,286          19,156,698
                                                       -----------        -----------        -----------         -----------

Other Assets:
   Intangible assets                                       756,788                            17,099,938          17,856,726
   Other assets                                          1,341,174          1,763,140         (1,596,727)          1,507,587
                                                       -----------        -----------        -----------         -----------
                                                         2,097,962          1,763,140         15,503,211          19,364,313
                                                       -----------        -----------        -----------         -----------
                        Total                          $33,993,708        $13,171,481        $13,886,536         $61,051,725
                                                       ===========        ===========        ===========         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Notes payable                                       $                  $ 1,075,961        $(1,075,961)        $
   Current portion of long-term debt                                                           1,458,335           1,458,335
   Accounts payable                                      3,962,909          1,646,172                              5,609,081
   Advanced payments on contracts                                             962,304                                962,304
   Other accrued expenses                                2,166,922          1,631,440                              3,798,362
                                                       -----------        -----------        -----------         -----------
                                                         6,129,831          5,315,877            382,374          11,828,082

Long-term debt                                                                                21,041,665          21,041,665
Deferred income taxes                                    2,642,295                                                 2,642,295
Other liabilities                                                             318,101                                318,101
ESOP guaranteed bank loan                                  836,400                                                   836,400
Shareholders' Equity:
   Common stock                                             37,819              5,000             (5,000)             37,819
   Additional paid-in capital                            9,784,979             80,591            (80,591)          9,784,979
   Retained earnings                                    18,902,241          7,451,912         (7,451,912)         18,902,241
                                                       -----------        -----------        -----------         -----------
                                                        28,725,039          7,537,503         (7,537,503)         28,725,039
   Less treasury stock at cost                           3,503,457                                                 3,503,457
   Less ESOP guaranteed bank loan                          836,400                                                   836,400
                                                       -----------        -----------        -----------         -----------
   Total Shareholders' Equity                           24,385,182          7,537,503         (7,537,503)         24,385,182
                                                       -----------        -----------        -----------         -----------

                        Total                          $33,993,708        $13,171,481        $13,886,536         $61,051,725
                                                       ===========        ===========        ===========         ===========


See notes to condensed pro forma financial statements.

                        ENGINEERED SUPPORT SYSTEMS, INC.
                Notes to Condensed Pro Forma Financial Statements
                                 (Unaudited)


Note A - Basis of Presentation

On February 1, 1998, Engineered Support Systems, Inc. (ESSI), through its wholly-owned subsidiary Engineered Coil Company (ECC), acquired substantially all of the net assets of Nuclear Cooling, Inc., d/b/a Marlo Coil (Marlo), a manufacturer of military, industrial and commercial heat transfer and air movement equipment, which is generally produced to customer specifications. Marlo's principal products are coils and air handling units used in commercial, industrial, U.S. Navy and OEM markets. The purchase price of $25.4 million was financed with $2.9 million of available cash resources and a bank term loan of $22.5 million.

The unaudited pro forma financial statements present a combination of the historical financial statements for ESSI and Marlo as adjusted to reflect purchase transactions in accordance with the purchase method of accounting and to reflect an income tax provision for Marlo as if it were filing on a consolidated basis with ESSI as a C corporation under the provisions of the Internal Revenue Code for the periods presented. Pro forma income statements are presented for the fiscal year ended October 31, 1997 and the quarter ended January 31, 1998 as if the acquisition had occurred as of November 1, 1996. A pro forma balance sheet is presented as of January 31, 1998 to illustrate the estimated effects of the acquisition as if such event had occurred on this date.

The Unaudited pro forma results are not necessarily indicative of the combined results that would have occurred had the acquisition actually taken place on November 1, 1996, nor are they necessarily indicative of the results that may occur in the future. The pro forma financial statements should be read in conjunction with the related historical financial statements.

Note B - Income Taxes

Prior to being acquired by ESSI, Marlo elected S corporation status under the provisions of the Internal Revenue Code. As such, all pre-acquisition income and losses subsequent to this election flowed through to the stockholders who were liable for all applicable taxes. Accordingly, no provision is presented for federal and state income taxes in the Marlo Statements of Income. Pro forma adjustments to the Statements of Income include an income tax provision as if Marlo had filed as a C corporation on a consolidated basis with ESSI for the periods presented.

Note C - Pro Forma Adjustments

The condensed balance sheet has been adjusted to reflect the purchase and financing of the acquisition and the allocation of the purchase price based upon preliminary appraisals of property, plant and equipment. The pro forma adjustments to the balance sheet have been computed assuming the transaction was consummated as of the balance sheet date. The adjusting entries related to the acquisition and the financing are set forth below:

              Cash payment          $ 2,900,000
              Bank term loan         22,500,000
                                    -----------
                     Total          $25,400,000
                                    ===========

The purchase price was allocated as follows:

              Net book value of Marlo
                assets                            $ 7,538,000
              Marlo assets not acquired            (1,597,000)
              Adjustment of acquired
                assets to fair market
                value                               2,359,000
              Cost in excess of net
                assets acquired                    17,100,000
                                                  -----------
                                       Total      $25,400,000
                                                  ===========

Pro forma adjustments to the condensed pro forma income statements include amortization of goodwill (over a twenty-five year period), depreciation, interest on acquisition indebtedness and the income tax provision as described in Note B. These adjustments to the income statements were computed assuming the transaction was consummated at the beginning of the periods presented.

Item 7(c)(1)--Asset Purchase Agreement, dated as of February 9,
              1998, by and among Nuclear Cooling, Inc., d/b/a/ Marlo Coil, et al and Engineered Coil Company, a wholly-owned subsidiary of Engineered Support Systems, Inc.

===============================================================================






                            ASSET PURCHASE AGREEMENT

                                     among

                    NUCLEAR COOLING, INC., d/b/a MARL0 COIL,

                            A Missouri Corporation,

                                 DAVID G. AULT,

                                 RITA R. AULT,

                                R. BRUCE EARLS,

                                      and

                ENGINEERED COIL COMPANY, A Missouri Corporation

                              February  9  , 1998
                                      -----


===============================================================================

                           ASSET PURCHASE AGREEMENT
                           ------------------------


      THIS ASSET PURCHASE AGREEMENT ("Agreement"), is made as of February
  9  , 1998 ("Effective Date") by and among NUCLEAR COILING, INC., d/b/a
-----
MARL0 COIL, a Missouri corporation ("Marlo"), DAVID G. AULT ("D. Ault"), RITA
R. AULT ("R. Ault"), and R. BRUCE EARLS ("Earls") (D. Ault, R. Ault and Earls are sometimes hereinafter collectively referred to as "Marlo Principals"), on the one hand, and ENGINEERED COIL COMPANY, a Missouri corporation ("Buyer"), on the other hand.


                                   RECITALS
                                   --------


      A. D. Ault and R. Ault own all of the outstanding shares of capital stock ("Shares") of Marlo. The Shares consist of five thousand (5,000) shares of common stock, one Dollar par value per share, of which D. Ault and
R. Ault own the number of Shares set forth opposite their respective names below:

           NAME               NO. OF SHARES
           ----               -------------

      David G. Ault           3,334 Shares
      Rita R. Ault            1,666 Shares

      TOTAL:                  5,000 Shares

      B. Marlo is in the business of manufacturing units for cooling, humidifying, and/or conditioning air or gas with or without filtering and parts components thereof, fans and parts and coils and coils assemblies for heating and cooling (collectively "Coil Business").

      C. Marlo conducts its Coil Business at its manufacturing plant located at 6060 Highway PP, High Ridge, Missouri, on real property consisting of approximately +/- 23.91 acres with improvements thereon more fully described on Exhibit A to this Agreement ("Marlo Realty").
             ---------

      D. Buyer desires to purchase from Marlo and Marlo desires to sell to Buyer substantially all of the assets of Marlo, including without limitation, the Marlo Realty, the machinery and equipment located at the Marlo Realty site, certain intangible assets, and working capital of Marlo on the terms and subject to the conditions set forth herein.

      E. Marlo Principals will realize substantial benefits from the transactions contemplated herein and have agreed to provide certain representations and warranties to the Buyer as set forth herein.

                              AGREEMENT
                              ---------

      NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and agreements contained herein, the parties hereto agree as follows:

      1.    Transaction Upon Closing Date.
            -----------------------------

            1.1   Sale and Purchase of Purchased Assets.
                  -------------------------------------

                  (a) At the Closing (as defined in Section 2 hereof), Buyer shall purchase from Marlo, and Marlo shall sell to Buyer, the hereinafter described "Purchased Assets" for an amount equal to Twenty Five Million Five Hundred Eighty-Eight Thousand and Twenty Seven Dollars ($25,588,027.00), less an amount equal to the Marlo Interest in the insurance policies insuring the life of D. Ault, ("Purchase Price").

                  (b) The "Purchased Assets" that Marlo shall sell, transfer, convey and deliver to Buyer, and Buyer shall purchase from Marlo, at Closing, shall consist of the following properties, interests and other assets:

                        (i)    The Marlo Realty described on Exhibit A to
                                                             ---------
this Agreement;

                        (ii)   Unimproved real property described on Exhibit
                                                                     -------
B to this Agreement ("Vacant Land");
-

                        (iii) All of the finished goods inventory, work-in-progress and raw materials inventory identified on Exhibit C to this Agreement
                                                   ---------
(collectively "Inventory");

                        (iv) All of the accounts receivable identified on Exhibit D to this Agreement (collectively "Accounts Receivable");
---------

                        (v) All of the machinery and equipment identified on Exhibit E to this Agreement (collectively "Machinery and Equipment");
   ---------

                        (vi) All trademarks, service marks, trade names (including without limitation, Marlo's corporate name and its trademarks of "Marlo," "Marlo Coil," "Stratomizer," and "Stratohandler"), trade secrets, labels, business names, copyrights, patents, inventions, industrial models, processes, designs, know-how, trade secrets, and other general intangibles and proprietary information, or any registration or application for registration for any of the foregoing, described on Exhibit F to this
                                                    ---------
Agreement (including the specific location of each writing, computer program or other intangible medium containing its complete description, specifications, source codes, charts, procedures, manuals and other descriptive material relating to it) (collectively "Proprietary Property");

                        (vii) All operating data and business files related to the Coil Business, including, without limitation, the customer list described on Exhibit G in this Agreement; all marketing information; all current record-keeping information; all business systems; all lists and contracts of current suppliers of inventory and other materials related to the Coil Business; all, advertising, letterhead, envelopes, labels, operating instructions, and warranty materials related to the Purchased Assets, as well as printing plates and negatives related thereto; all prepaid insurance and other prepayments, described on Exhibit H to this Agreement; and Marlo's
                                ---------
telephone numbers and telephone directory listings, described on Exhibit I to
                                                                 ---------
this Agreement (collectively "Records");

                        (viii) All licenses, permits, authorizations and other interests in governmental licenses and permits that relate to the Purchased Assets or the business or operations of Marlo (except to the extent such licenses, permits and authorizations are not transferable) described on Exhibit J to this Agreement (collectively "Permits and Licenses");
---------

                        (ix) All contracts, teaming agreements, joint venture agreements, basic ordering agreements, letter contracts, purchase orders, delivery orders, change orders, arrangement or other commitment of any kind between (a) Marlo and any other person or entity at any tier, wherein the ultimate beneficiary of performance is the United States Government identified on Exhibit K ("Government Contracts and Subcontracts")
                         ---------
of this Agreement; and (b) Marlo and any other person or entity regarding commercial transactions, identified on Exhibit L to this Agreement ("Customer Contracts", Exhibits K and L collectively, "Contracts");

                        (x) All contracts, leases and other agreements of or relating to the operation of the Coil Business, other than Contracts, identified on Exhibit M to this Agreement ("Operation Agreements");
              ---------

                        (xi) All manufacturers' and vendors' warranties and guaranties to the extent that the same relate to any of the Purchased Assets (collectively "Warranties"); and

                        (xii) All other assets of every kind and nature, tangible or intangible, owned by Marlo, except those assets (including the Marlo Interest in life insurance policies on the life of D. Ault) described on Exhibit N (the "Excluded Assets") to this Agreement.
  ----------

            1.2   Assumption of Certain Liabilities.  Buyer shall assume and
                  ---------------------------------
agree to pay and discharge when due all liabilities and obligations of Marlo of the following (collectively "Assumed Liabilities"):

                  (i)   The Contracts identified on Exhibits K and L hereof;

                  (ii)  The Operation Agreements identified on Exhibit M
                                                               ---------
hereof;

                  (iii) All of the accounts payable identified on Exhibit O to
                                                                  ---------
this Agreement (collectively "Accounts Payable"); and

                  (iv) All other liabilities of every kind and nature of Marlo, except those relating in any way whatsoever to the Excluded Assets, including, without limitation, those specifically identified on Exhibit P of
                                                                ---------
this Agreement.

      Marlo shall retain, and Buyer shall not assume, perform or pay, and shall not be responsible for any and all liabilities or obligations relating in any way whatsoever to the Excluded Assets, including, without limitation, those specifically identified on Exhibit P of this Agreement (the "Retained
                                ----------
Liabilities").

            1.3.  Payment of Purchase Price.  The Purchase Price shall be paid
                  -------------------------
by Buyer to Marlo in cash, certified or bank check or wire transfer as follows:

                  At Closing, Twenty Five Million Five Hundred Eighty-Eight Thousand and Twenty Seven Dollars ($25,588,027.00), less the Marlo Interest in life insurance policies on the life of D. Ault, shall be delivered by Buyer to Marlo, plus simple interest at 8-1/2% per annum from February 1, 1998.

      2.    Closing.  The closing of the transactions contemplated by this
            -------
Agreement (the "Closing") shall take place: (i) at the offices designated by Buyer at 8:00 a.m. local time, on February 20, 1998, or at such other place, date or time as the parties may agree, provided that in no event shall the Closing be later than February 24, 1998.

            The Closing shall be effective as of February 1, 1998. At Closing, all income earned for the period prior to February 1, 1998 will be distributed to the Marlo shareholders. Income from February 1, 1998 will be the property of Buyer.

            At the Closing, and, if necessary, after Closing, Marlo shall execute and/or cause to be delivered such agreements, instruments, bills of sale, assignments, certificates, waivers, releases, documents and materials, and each party shall take such other actions, as may be reasonably requested by Marlo or Buyer, as the case may be, for the purpose of carrying out, facilitating and/or evidencing the contemplated transactions set forth in this Agreement.

            At Closing, Marlo will deliver possession of the Marlo Realty to Buyer; provided, however, that Marlo and D. Ault shall have thirty (30) days following Closing to remove all Excluded Assets (other than those Excluded Assets currently located in the garage or warehouse on the Marlo Realty); and Marlo and D. Ault shall have ninety (90) days following Closing to remove Excluded Assets located in the garage and warehouse, provided that no use of the warehouse shall extend beyond thirty (30) days which will interfere with the storage by Buyer of Ship Sets.

      3.    Representations and Warranties of Sellers Marlo, D. Ault and B.
            -----------------------------------------
Earls (hereinafter sometimes collectively referred to as "Sellers Group") jointly and severally represent to and warrant to Buyer as follows, and R. Ault joins in only those warranties set forth in Sections 3.1 and 3.2, only as they apply to her shares, and Section 3.19:

            3.1   Organization and Qualification.  Marlo is duly incorporated
                  ------------------------------
and organized and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with the corporate power to own or lease and operate its properties and assets and to carry on its business in the manner in which such business is now being conducted, and is not qualified as a foreign corporation in any jurisdiction.

      Marlo has full corporate power and on the Closing Date will have taken all corporate action necessary to execute, deliver and perform this Agreement. This Agreement and all other agreements herein contemplated to be executed in connection herewith by Marlo have been duly executed and delivered by Marlo, have been effectively authorized by all necessary action, corporate or otherwise, by Marlo and constitute (or upon execution will constitute) legal, valid and binding obligations of Marlo enforceable in accordance with their respective terms.

            3.2   Capitalization.
                  --------------

                  (a) The authorized capital stock of Marlo consists solely of five thousand (5,000) shares of Common Stock, of which only the Shares have been issued. As of the date hereof and on the Closing Date, D. Ault and
R. Ault own the number of Shares set forth in Recital A opposite such person's name;

                  (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Marlo, D. Ault and R. Ault.

            3.3   Financial Statements.
                  --------------------

                  (a) Marlo has furnished to Buyer: (i) Marlo's audited financial statements at and for each of the years ended June 30, 1995, 1996 and 1997, consisting of a balance sheet at such date and the related statement of operations, statement of cash flows and statement of stockholders' equity for the year ended on such date (the "Annual
Financial Statements"), accompanied by the audit report of Marlo's Accountants; (ii) the unaudited balance sheet and statement of operations at and for the six (6) month period ended December 31, 1997 (the "Interim Financial Statements"). The Annual Financial Statements and the Interim Financial Statements are hereinafter referred to collectively as the "Financial Statements."

                  (b) The Financial Statements: (i) have been prepared in accordance with the books and records of Marlo; (ii) the Annual Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered; (iii) the Interim Financial Statements have been prepared in accordance with standard company policies consistently followed by Marlo; and (iv) reflect, to the knowledge of Seller Group, the financial position and results of operations of Marlo at and for the fiscal periods indicated therein.

            3.4   Material Effect.  Since December 31, 1997, there has not
                  ---------------
been:

                  (a)   except as set forth on Schedule 3.4(a), any increase
                                               ---------------
in the salary or other compensation payable or to be become payable to any officer, director or employee of Marlo, or the declaration, payment, commitment or obligation of any kind for the payment of a bonus or other additional salary, compensation or benefit, other than normal cost-of-living and normal merit increases;

                  (b) except as set forth in this Agreement or in any of the Schedules, any transaction by Marlo not in the ordinary and usual course of business that would have any Material Adverse Effect (as defined below in this Section);

                  (c) alteration in the manner in which Marlo keeps its books, accounts or records or in the accounting practices therein reflected;

                  (d)   except as set forth on Schedule 3.4(d), a termination,
                                               ---------------
or a threatened termination, or substantial modification of the relationship of Marlo with a customer or supplier which would have a Material Adverse Effect, or the occurrence of any event having a Material Adverse Effect;

                  (e)   except as set forth on Schedule 3.4(e), any
                                               ---------------
acquisitions or leases of or commitments to acquire or lease any realty, or any item of personal property in excess of Fifty Thousand Dollars
($50,000.00) in the aggregate, other than inventory in the ordinary course of business;

                  (f) any change in the operations, business or manner of conducting the business of Marlo, other than changes in the ordinary and usual course of business consistent with prior practice, none of which, individually or in the aggregate, has had or is expected to have a Material Adverse Effect.

      As used in this Agreement, "Material Adverse Effect" means any change in or effect on the business of Marlo that is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities or prospects of Marlo.

            3.5   Tax Matters.
                  -----------

                  (a)   For purposes of this Agreement:

                        (i) the term "Taxes" means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, value added, intangible, unitary, capital gain, transfer, franchise, profits, license, lease, service, service use, withholding, backup withholding, payroll, employment, estimated, alternative minimum, excise, severance, stamp, occupation, premium, property, environmental, self-dealing, prohibited transactions, windfall or excess profits, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary or other similar group for any period, or otherwise through operation of law and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and the term "Tax" means any one of the foregoing Taxes; and

                        (ii)   the term "Returns" means all returns,
declarations, reports, statements and other documents filed or required to be filed in respect of Taxes; and the term "Return" means any one of the foregoing Returns.

                  (b)   Except as described on Schedule 3.5(b):
                                               ----------------

                        (i) Marlo has properly filed on a timely basis all Returns required to have been filed and has paid all Taxes shown thereon as due on a timely basis.

                        (ii) Marlo has provided to representatives of Buyer access to all federal and state income and franchise Returns, and other written correspondence (other than requests for extension of time to file Returns and tax payment vouchers), filed or submitted by Marlo with or to the relevant taxing authorities with respect to all periods for which the applicable statutes of limitations remain open, and has produced for Buyer's inspection all sales tax, use tax, property tax, and other tax and information returns filed by Marlo.

            3.6   Litigation, Compliance and Environmental Matters.
                  ------------------------------------------------

                  (a)   Litigation Pending or Threatened.  Except as set forth
                        --------------------------------
on Schedule 3.6(a), there is, to the knowledge of Seller Group, no action,
   ---------------
suit, arbitration, proceeding, or grievance or investigation, pending or, threatened, before any court, tribunal, panel, master or governmental agency, authority or body to which Marlo is a party or to which its respective businesses or properties are subject, nor is any officer or employee of Marlo enjoined from any action or subject to any continuing restriction which would have a Material Adverse Effect, and, to the knowledge of Seller Group, and there are no facts or circumstances that could reasonably be expected to give rise to any action, suit, arbitration, proceeding, or grievance or investigation that would be required to be disclosed pursuant to Section 3.6(a).

                  (b)   Violation of Law.  To the knowledge of Seller Group,
                        ----------------
Marlo is not in violation of any provision of any law, decree, order or regulation (including, without limitation, those relating to antitrust or prohibiting other anti-competitive business practices, those relating to employment practices (such as discrimination, health and safety)), applicable to Marlo or any of its businesses or properties. None of the businesses, properties or operations of Marlo has constituted or constitutes a nuisance or otherwise has constituted or constitutes a tortious condition with respect to any third party. Marlo has all federal, state, local and foreign licenses, permits and other governmental authorizations required in the conduct of its business and the operation of its properties. Marlo is not a party to any consent decree issued by any governmental agency, authority or body.

                  (c)   Environmental Matters.
                        ---------------------

                        (i)    Notice of Violations.  Marlo has not received
                               --------------------
notice or other communication concerning any alleged violation of Environmental Requirements, or notice or other communication concerning alleged liability for Environmental Damages (as hereafter defined) in connection with the Real Property, and to the knowledge of Seller Group, there is no (i) writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or threatened, relating to the ownership, use, maintenance or operation of the Real Property by any person or concern, (ii) alleged violation of Environmental Requirements, or (iii) suspected presence of Hazardous Material thereon. Marlo has not been ordered or requested by any regulatory authority to take any steps to remedy any condition on the Real Property not constituting a violation of Environmental Requirements.

                        (ii)   Underground Unit.  Marlo has not placed, nor
                               ----------------
caused to be placed on the Real Property any underground improvement, including without limitation any treatment or storage tank or water, gas or oil well that requires any remedial action.

                        (iii)  For the purposes of this Agreement:

                               "Hazardous Materials" means any substance: (A)
                  the presence of which requires investigation or remediation under any applicable domestic or foreign federal, state or local statute, regulation, ordinance, order, action or policy or common law; (B) that is defined as a "hazardous waste" or "hazardous substance" under any applicable domestic or foreign federal, state or local statute, regulation or ordinance; (C) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any applicable domestic or foreign governmental authority, agency, department, commission, board, agency or instrumentality; (D) that contains gasoline, diesel fuel or other petroleum hydrocarbons in any unconfined manner; or (E) that contains PCBS, asbestos, or urea formaldehyde foam insulation.

                               "Environmental Damages" shall mean all claims,
                  judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence prior to the Closing Date of Hazardous Material upon about, or beneath the Real Property or migrating or threatening to migrate to or from the Real Property, or the existence of a violation of Environmental Requirements pertaining to the Real Property, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Real Property, and including without limitation: (A) damages for personal injury, or injury to property or natural resources occurring on or off the Real Property, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on Real Property; interest and penalties including but not limited to claims brought by or on behalf of employees of Marlo, with respect to which Marlo waives any immunity to which it may be entitled under any industrial or worker's compensation laws; (B) fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Material or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, response, abatement, containment, closure, restoration, reclamation or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Real Property or any other Property or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing this Agreement or collecting any sums due hereunder; (C) liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in subparagraph (B) herein; and (D) diminution in the value of the interest of Marlo in the Real Property, and damages for the loss of business and restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Real Property.

                               "Environmental Requirements" shall mean all
                  applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments commissions, boards, bureaus or instrumentalities of the United States, the states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: (A) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Material, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; (B) all requirements pertaining to the protection of the health and safety of employees or the public; (C) all requirements pertaining to the reclamation or restoration of land; and (D) all requirements pertaining to underground storage tanks.

            3.7   Properties and Assets.
                  ---------------------

                  3.7.1 Real Property.
                        ----

                        (a) Marlo owns or otherwise has the right to use all of the properties and assets, real and personal, tangible and intangible, now used in the operation of its businesses. The Marlo Realty and the Vacant Land are hereinafter referred to collectively as the "Real Property."

                        (b) Marlo has good and marketable title to the Real Property free and clear of all mortgages, liens, encumbrances, leases, equities, security interests, claims, charges, easements, rights-of-way, covenants, conditions and restrictions, except for easements and restrictions of record (collectively, "Liens"), except for the Liens set forth on Schedule
                                                                     --------
3.7.1(b) and liens, if any, for property taxes not yet due.
--------

                        (c) All of the buildings, fixtures and other real property improvements included in the Real Property or otherwise used in Coil Business are in good operating condition and repair, ordinary wear and tear excepted, and, to the knowledge of Seller Group, the operation thereof as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation.

                        (d) There is no proceeding pending or, to the knowledge of Seller Group, threatened to which Marlo is or may become a party in which any taxing authority having jurisdiction over any of the Real Property is seeking to increase the assessed value thereof.

                        (e) Where required by applicable law, Marlo holds valid and effective certificates of occupancy, underwriters' certificates relating to electrical work, zoning, building, housing, safety, fire and health approvals and all other permits and licenses required by applicable law relating to the operation of the Real Property, which are material to the Operation of the Coil Business.

                        (f) Marlo has not experienced during the three years preceding the date hereof any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required by Marlo in the operation of the Coil Business during such period.

                        (g) To the knowledge of Seller Group, there is no condemnation or eminent domain proceeding pending which relates to the Real Property, and, there is no such proceeding threatened by any relevant governmental authority nor any such proceeding to which Marlo is not a party but as to which the Real Property is subject which would have a Material Adverse Effect.

                  3.7.2 Tangible Personal Property.  Except as otherwise
                        --------------------------
indicated on Schedule 3.7.2, Marlo owns all of the Inventory, and the
             --------------
Machinery and Equipment free and clear of all Liens. All items of such tangible personal property are located on the Real Property and except as otherwise indicated on Schedule 3.7.2, are in good operating condition and
                       --------------
repair, ordinary wear and tear excepted; Marlo's maintenance practices are substantially similar to those practices existing during the two-year period ended June 30, 1997; and the operation thereof is not in material violation of any applicable building code, zoning ordinance or other law or regulation.

                  3.7.3 Proprietary Property.
                        --------------------

                        (a)    Exhibit F sets forth, among other things, a
                               ---------
description of the following: (i) each United States and foreign patent, patent license, patent application, trade name, trademark, service mark, trade name registration, trademark registration, service mark registration, copyright, copyright registration and any application for any of the foregoing owned, possessed or used by Marlo in the conduct of its business (the "Registered Intangible Personal Property"); (ii) a description of each license and similar agreement or arrangement to which Marlo is a party either as licensee or licensor for each such item of Registered Intangible Personal Property; and (iii) a description of all confidential and material inventions, processes, designs, trade secrets, computer programs and software, other than off the shelf products, and formulae owned by, in the possession of or used in the business of Marlo.

                        (b)    Except as otherwise indicated on Schedule
                                                                --------
3.7.3(b), Marlo is the owner of all right, title and interest in and to each
--------
item of the Registered Intangible Personal Property and all inventions, processes, designs, trade secrets, computer programs and software, other than off the shelf products, know-how and other intangible personal property used by Marlo in its business (collectively, with the Registered Intangible Personal Property, the "Proprietary Property"), free and clear of all Liens. Marlo has the right and authority to use each item of Proprietary Property in connection with the conduct of its business in the manner presently conducted. To the knowledge of Seller Group, neither such use nor the conduct of the business of Marlo conflicts with, infringes upon or violates any patent, trademark, service mark, trade name, trade secret or other right of any other person, firm or corporation in any way. There is no outstanding or, to the knowledge of Seller Group, threatened dispute or other disagreement with respect to any license or similar agreement used in the Coil Business. There have not been any actions or other judicial or adversary proceedings involving Marlo concerning any of the Proprietary Property, nor, is any such action or proceeding threatened.

            3.8   Insurance.  Schedule 3.8 includes a summary description of
                  ---------   ------------
all material insurance coverage of any nature covering the Purchased Assets, which description includes, among other things, the property or liabilities covered, the insurer and the amount and period of coverage. There are no outstanding requirements or recommendations of any insurance company that issued any policy of fire or extended coverage insurance covering the properties of Marlo by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any repairs or other work to be done on or with respect to any of the properties insured in any of said policies. Marlo has not received any notice or other communication within three years prior to the date hereof canceling or materially amending or materially increasing the premium payable under any insurance policies providing any such coverage, and no such cancellation, amendment or increase of premiums is threatened.

            3.9   Contracts and Operation Agreements.
                  ----------------------------------

                  (a) There has not occurred any material default under any Contract or any Operation Agreement on the part of the Marlo or, to the knowledge of Marlo, on the part of the other parties thereto, and to the knowledge of Seller Group, no event has occurred which with the giving of notice or the lapse of time, or both, would constitute any material default under any Contract or any Operation Agreement. Except as set forth on
Schedule 3.9(a), no consent of any party to any Contract or any Operation
---------------
Agreement is required in order to permit the execution, delivery or performance of this Agreement, the consummation of the actions contemplated hereby (including the assignment of the Contracts and Operation Agreements to Buyer) nor will the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby (including the assignment of the

Contracts and the Operation Agreements to Buyer) result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with, or result in a material modification of, any Contract or any Operation Agreement.

                  (b)   Schedule 3.9(b) contains a list of all Contracts and
                        ---------------
Operation Agreements which, to the knowledge of Seller Group, is true and complete.

                  (c)   Included on Schedule 3.9(c) is the quote log of Marlo
                                    ---------------
as of January 31, 1998, which quote log, to the knowledge of Seller Group, contains a list of all outstanding bids or proposals for a contract under which the value of services to be performed or goods to be provided by Marlo or the cost of the goods to be sold by Marlo is expected to exceed Fifty Thousand Dollars ($50,000.00).

                  (d)   Included on Schedule 3.9(d) is a summary of those
                                    ---------------
contracts, or items used to determine the warranty reserve reflected on the Interim Financial Statement and which reflects those items included in the warranty reserve amount. To the knowledge of Seller Group, there are no claims by customers for back charges, rebates, price reductions or settlements, or for breaches of product or service warranties, or for product or service liability for products manufactured or sold, as of that date which would collectively exceed the warranty reserve amount.

                  (e) Marlo has not experienced any material shortages of raw materials or other supplies within the three years preceding the date hereof and Marlo has on hand, or has reason to believe that it can timely obtain, raw materials and other supplies sufficient to satisfy all unfilled orders heretofore received and a sufficient quantity of raw materials and other supplies at reasonable prices to satisfy orders anticipated to be received during the period prior to the Closing Date at levels of sales achieved prior to the Closing Date.

            3.10  Government Subcontracts.
                  -----------------------

                  (a)   Government Contracts Compliance.  With respect to each
                        -------------------------------
and every Government Subcontract and Government Bid to which Marlo is a party (all as such terms are defined in Section 3.10(j) hereof), and except as set forth on Schedule 3.10(a): (i) to the knowledge of Seller Group, Marlo has
         ----------------
complied with all terms and conditions of such Government Subcontract or Government Bid, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein; (ii) to the knowledge of Seller Group, Marlo has complied with all requirements of statute, rule, regulation, order or agreement pertaining to such Government Subcontract or Government Bid; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Subcontract or Government Bid were current, accurate and complete as of their effective date, and, to the knowledge of Seller Group, Marlo has complied with all such representations and certifications, including, without limitation, all representations and certifications required by or relating to the Truth-In-Negotiations-Act, the

Procurement Integrity Act, the Foreign Corrupt Practices Act, the Cost Accounting Standards, the regulations and rules relating to Foreign Military Sales and the regulations and rules relating to the submission of progress payment requests; (iv) no Governmental Entity (as such term is defined in Section 3.10 hereof) nor any prime contractor, subcontractor or other person has notified Marlo, either orally or in writing, that Marlo has breached or violated any statute, rule, regulation, certification, representation, clause, provision or requirement; (v) no termination for convenience, termination for default, cure notice or show cause notice has been issued;
(vi) no cost incurred by Marlo has been questioned or disallowed; and (vii) no money due to Marlo has been withheld or set off or been the subject of any attempt to withhold or set-off.

      Marlo is not a party to any Government Contracts, as such term is defined in Section 3.10(j) hereof under which the purchase price of Marlo goods exceeds One Hundred Thousand Dollars ($100,000.00).

                  (b)   Investigations and Audits.  Except as set forth on
                        -------------------------
Schedule 3.10(b): (i) neither Marlo nor any of Marlo's directors, officers,
----------------
employees, agents or consultants is (or for the last five years has been) under administrative, civil or criminal investigation, including as a result of a qui tam action brought under the Civil False Claims Act, indictment or
     -------
information, audit or internal investigation with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract, Government Subcontract or Government Bid; (ii) Marlo has not made a voluntary disclosure to the U.S. Government with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract, Government Subcontract or Government Bid that has led or could lead, either before or after the Closing Date, to any of the consequences set forth above or any other damage, penalty assessment, recoupment of payment or disallowance of cost.

                  (c)   Financing Arrangements and Claims.  Except as set
                        ---------------------------------
forth on Schedule 3.10(c), there exist (i) no financing arrangements with
        -----------------
respect to performance of any current or Government Subcontract; (ii) no material outstanding claims against Marlo, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract or Government Subcontract; (iii) no facts that are known by Seller Group upon which such a claim is likely to may be based in the future; (iv) no disputes between Marlo and the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract, Government Subcontract or Government Bid; and (v) no material facts that are known by Seller Group over which such a dispute may arise in the future. Except as set forth on Schedule 3.1 Marlo
                                                          -------------
has no interest in any pending or potential claim against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract, Government Subcontract or Government Bid.

                  (d)   No Suspension or Debarment.  Except as set forth on
                        --------------------------
Schedule 3.1 neither Marlo, nor any of Marlo's directors, officers or
------------
employees is (or for the last five
years has been) suspended or debarred from doing business with the U.S. Government or has been declared nonresponsible or ineligible for U.S. Government contracting. Marlo knows of no circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibilty or ineligibility on the part of Marlo or any of Marlo's directors, officers or employees.

                  (e)   Customer Furnished Assets.  To the knowledge of
                        -------------------------
Seller Group, Marlo is in compliance with all of its obligations relating to the customer furnished items, including, but not limited to, government furnished equipment, government furnished property, government furnished information, and like categories of customer furnished assets provided by Marlo's prime contractors. Marlo's rights, title and interests, if any, in all customer furnished items will be transferred to Buyer effective on the Closing Date.

                  (f)   Clearances.  Except to the extent prohibited by the
                        ----------
Industrial Security Manual For Safeguarding Classified Information, Schedule
                                                                    --------
3.10(f) sets forth all facility security clearances held by Marlo and all
-------
personnel security clearances held by any officer, director or employee of Marlo relating to the business of Marlo.

                  (g)   Accounting and Procurement Systems.  Except as set
                        ----------------------------------
forth on Schedule 3.10(g), to the knowledge of Seller Group, Marlo's cost
         ----------------
accounting and procurement systems with respect to Government Subcontracts are in compliance in all material respects with all applicable governmental regulations and rules.

                  (h)   Offset Obligations.  Except as set forth in Schedule
                        ------------------                          --------
3.10(h).  Marlo has no material outstanding Offset Obligations, as defined in
-------
Section 3.10(j) hereof. Marlo is in compliance with any Offset Obligations referenced in Schedule 3.10(h).
              ----------------

                  (i)   Independent Research & Development ("IR&D").  Marlo
                        -------------------------------------------
has, to the knowledge of Seller Group, current advance agreements with its customers for the allocation and reimbursement of IR&D expenses, and the IR&D expenses incorporated into the pricing of Marlo's Government Subcontracts and Government Bids are fully reimbursable and allocable at substantially the rates specified in said advance agreements.

                  (j)   Certain Definitions.
                        -------------------

                  "Government Contract" means any prime contract, teaming agreement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, change order, arrangement or other commitment of any kind between Marlo and any entity of the United States Government.

                  "Government Subcontract" means any contract, teaming agreement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, change order, arrangement or other commitment of any kind between Marlo and another company at any tier, wherein the ultimate beneficiary of performance is the United States Government.

                  "Government Bid" means any quotation, offer, bid, or proposal for the design, development, manufacture, sale, overhaul, repair, or maintenance of products or the provision of services made by Marlo that, if accepted or awarded, would lead to a contract or subcontract, wherein the ultimate beneficiary of performance is the United States Government.

                  "Governmental Entity" means any foreign, domestic, federal, territorial, state, or local governmental authority, quasi-governmental authority, instrumentality, administrative or other agency, or any political subdivision, department or branch of any of the foregoing.

                  "Offset Obligations" means offset, countertrade or barter obligations arising under, or relating to, any Government Contract, Government Subcontract, Government Bid or other Contract or otherwise.

            3.11  Loss Contracts.  To the knowledge of Seller Group, all bids
                  --------------
and quotes by Marlo made with the intention of entering into a Contract are bid with the intention and expectation of making a profit.

            3.12  Labor and Employment Agreements.
                  -------------------------------

                  (a)   Schedule 3.12(a) attached hereto contains (i) a
                        ----------------
description of each collective bargaining agreement and other labor agreement to which Marlo is a party or by which it is bound; and (ii) a description of each plan, contract or arrangement (except those described in Section 3.13 hereof) under which fringe benefits (including, but not limited to, plans or programs relating to vacations, sick leave and severance and related benefits) are afforded to employees of Marlo.

                  (b) Neither Marlo nor, to the knowledge of Marlo, any other party to any agreement, plan or contract listed on Schedule 3.12(a) is
                                                         ----------------
in default with respect to any term or condition thereof, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder. Marlo has withheld and paid to the appropriate governmental authorities or is withholding for payment not yet due to such authorities all amounts required to be withheld from their respective employees and are not liable for any material arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing.

                  (c)   Except as set forth on Schedule 3.12(c), there is no:
                                               ----------------
(i) unfair labor practice complaint against Marlo pending before the National Labor Relations Board or any other federal, state, local or foreign agency;
(ii) pending or threatened labor strike or other organized labor disturbance affecting Marlo; (iii) grievance proceeding pending or threatened against Marlo; (iv) pending, or to the knowledge of Seller Group, threatened representation question respecting the employees of Marlo; (v) pending or threatened arbitration proceeding arising out of or under any collective bargaining agreement to which Marlo is a party; (vi) to the knowledge of Seller Group, attempt by any union to represent employees of Marlo as a collective bargaining agent; or (vii) basis for which a material claim may be made against Marlo under any collective bargaining agreement to which Marlo is a party.

                  (d) All accrued and material obligations of Marlo (whether arising by operation of law or by contract) for payments by Marlo to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for employees of Marlo with respect to employment of said employees have been paid or adequate accruals therefor have been made in Marlo's Interim
Financial Statements for obligations accrued through the date of the balance sheet included in such Financial Statements, and in the books and records of Marlo for obligations accruing thereafter.

                  (e)   Except as set forth on Schedule 3.12(e), all material
                                               ----------------
obligations of Marlo (whether arising by operation of law or by contract) for salaries, vacation and holiday pay, sick pay, bonuses and other forms of compensation payable to the officers, directors or other employees of Marlo in respect of the services rendered by any of them have been paid or adequate accruals therefor have been made in Marlo's Interim Financial Statements for obligations accrued through the date of the balance sheet included in such Financial Statements, and in the books and records of Marlo for obligations accruing thereafter.

            3.13  Employee Benefit Plans.
                  ----------------------

                  (a)   Schedule 3.13(a) attached hereto contains a
                        ----------------
description of each pension, retirement, profit-sharing, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, life insurance plan, severance plan, plan for the payment of legal expenses, vacation plan, or any other employee benefit plan, including without limitation, any "Employee Benefit Plan" as defined in
Section 3(2) and Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA), to which Marlo has any present or future obligation or liability or under which any employee or former employee of a member of Marlo, or a beneficiary of any employee or former employee, has any present or future rights to benefits (collectively the "Plans").

                  (b) Marlo does not participate in or have any present or future obligation or liability under any "Multi-Employer Plan", as defined in
Section 4001(a)(3) of ERISA.

                  (c)   Except as set forth and specifically identified on
Schedule 3.13(a), no Plan provides medical or health benefits to retirees.
----------------

                  (d)   Except as set forth on Schedule 3.13(d), to the
                                               ----------------
knowledge of Seller Group, each Plan has been maintained in material accordance with the respective terms and conditions and applicable provisions of ERISA and the Code and state insurance laws, including all rules and regulations promulgated thereunder.

                  (e) All reports and information required to be filed with the United States Department of Labor, Internal Revenue Service, The Pension Benefit Guarantee Corporation, or distributed to Plan participants and their beneficiaries with respect to each Plan, have been timely filed or distributed, except as set forth in Schedule 3.13(e) attached hereto.
                                    ----------------

            3.13  Agreement Not in Breach of Certain Instruments.  Neither the
                  ----------------------------------------------
execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or conflict with any provision of the Articles of Incorporation or Bylaws of Marlo or result in a breach of any of the terms or provisions of, or constitute a violation or default under, or conflict with, (i) any judgment, decree, order or award of any court, governmental body or arbitrator to which any of Sellers Group is a party or may be bound, or (ii) any law, rule or regulation applicable to any of Sellers Group.

            3.14  Regulatory Approvals.  No consent, approval or authorization
                  --------------------
of, or declaration, filing or registration with, any federal, state, municipal or local Governmental or regulatory authority or any other person is required of any of Sellers Group in connection with the execution and delivery of this Agreement.

            3.15  Accounts Receivable.  The Accounts Receivable arose out of
                  -------------------
sales in the ordinary course of business and represent bona fide indebtedness of the applicable account debtor.

            3.16  Inventory.  The Inventory has been valued in accordance with
                  ---------
generally accepted accounting principles applied consistently with Annual Financial Statements. The raw materials and work-in-process inventories of Marlo are usable, and the finished goods inventories of Marlo are salable, in each case in the ordinary course of business of Marlo, at, to the knowledge of Seller Group, a value which is no less than the value at which such inventories are carried in the books and records of Marlo. The Inventory is adequate for the conduct of the business of Marlo and inventory levels are not in excess of normal operating requirements of Marlo. Except as disclosed in the notes to Financial Statements, all items included in the Inventory are the property of Marlo, free and clear of any Lien, have not been pledged as collateral, are not held by Marlo on consignment from others and conform to all standards applicable to such inventory or its use or sale imposed by any Governmental or regulatory authority.

            3.17  Certain Unlawful Practices.  To the knowledge of Seller
                  --------------------------
Group, Marlo nor any officer, employee or agent of Marlo or any person acting on their behalf has, directly or indirectly, given or agreed to give any material gift or similar benefit to any customer, supplier, competitor or governmental employee or official or has engaged in any other practice (including but not limited to violation of any anti-trust law) or received or retained any such gift or similar benefit, which in any case would subject Marlo to any damage or penalty in any civil, criminal or Governmental litigation or proceeding or which would be grounds for termination or modification of any material contract, license or other instrument that is included in the Purchased Assets.

            3.18  Disclosure.  Sellers Group have disclosed to Buyer all facts
                  ----------
known to them (after reasonable investigation and inquiry) material to Marlo and its businesses, properties, operations, prospects and financial condition. Except as contemplated by or disclosed in this Agreement, Sellers Group knows of no fact or circumstance which might reasonably result in any Material Adverse Effect. None of the statements or information contained in any of the representations, warranties or covenants of Sellers Group set forth in this Agreement or any document, written statement, certificate, Schedule or Exhibit furnished or made available, or to be furnished or made available, to Buyer by or on behalf of Sellers Group pursuant hereto, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein, in the light of the circumstances under which they were made, not misleading.

            3.19  Brokerage.  With the exception of Manchester Partners,
                  ---------
L.L.C., Marlo and Marlo Principals have not dealt with, nor are obligated to make any payment to, any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions.

            3.20  Bank Accounts.  Schedule 3.20 attached hereto contains an
                  -----------------------------
accurate and complete list of (i) the names and addresses of each bank in which Marlo has an account; (ii) the account numbers of such accounts; and
(iii) the authorized signatories for such accounts.

            3.21  Knowledge.  Certain of the representations and warranties
                  ---------
are made "to the knowledge" of a person or refer to what is "known" to a person or of what a person is "aware." The parties hereto agree that the meaning of such expressions shall in all cases be understood as comprising the knowledge and belief of the person designated or any officer, director or employee of such person.

      4.    Representations and Warranties of Buyer.  Buyer represents and
            ---------------------------------------
warrants to Sellers as follows:

            4.1   Organization.  Buyer is duly organized and is validly
                  ------------
existing as a corporation in good standing under the laws of the State of Missouri with the corporate power to own its properties and carry on its business in the manner in which such business is now being conducted, and is qualified to do business in each jurisdiction in which it is required to be qualified.

            4.2   Authority.  Buyer has full corporate power and on the
                  ---------
Closing Date will have taken all corporate action necessary to execute, deliver and perform this Agreement.

This Agreement and all other agreements herein contemplated to be executed in connection herewith by Buyer have been duly executed and delivered by Buyer, have been effectively authorized by all necessary action, corporate or otherwise, by Buyer and constitute (or upon execution will constitute) legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms.

            4.3   Brokerage.  Buyer has not dealt with, or is not obligated to
                  ---------
make any payment to, any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions.

            4.4   Regulatory Approvals.  No consent, approval or authorization
                  --------------------
of, or declaration, filing or registration with, any federal, state, municipal or local governmental or regulatory authority or any other person is required of Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            4.5   Agreement Not in Breach of Certain Instruments.  Neither the
                  ----------------------------------------------
execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Buyer or result in a breach of any of the terms or provisions of, or constitute a violation or default under, or conflict with, (i) any mortgage, indenture, lease, agreement, contract, license, permit, trust or other instrument or commitment of any kind to which Buyer is or may be bound, (ii) any judgment, decree, order or award of any court, governmental body or arbitrator to which Buyer is a party or may be bound or (iii) any law, rule or regulation applicable to Buyer.

      5.    Covenants and Agreements of Sellers Group.  Sellers Group shall
            -----------------------------------------
comply with each of the covenants and agreements set forth in this Section 5, the fulfillment of each of which shall constitute a condition precedent to Buyer's obligations to purchase the Purchased Assets at the Closing, but each of which may be waived by the Buyer.

            5.1   Corporate Existence and Rights; Conduct in Ordinary Course.
                  --------------------------------------------------
Except as specifically required by this Agreement, between the date hereof and the Closing Date, Marlo will take all necessary actions to keep in full force and effect the corporate existence of Marlo and will cause the operations of Marlo to be conducted only according to its ordinary and usual course of business. Marlo shall use its best efforts to preserve intact its present business organization, keep available the services of its officers and employees, and preserve its relationships with customers, suppliers and others having business dealings with it. Marlo shall maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities in a manner sufficient to permit the preparation of financial statements in accordance with GAAP.

            5.2   Access and Information Before the Closing.  Between the date
                  -----------------------------------------
hereof and the Closing Date, Marlo will cause to be afforded to Buyer and Buyer's counsel, accountants and other representatives reasonable access to all of the properties, books, contracts and records of Marlo and will furnish Buyer and Buyers counsel, accountants and other representatives with all information, including copies of books, contracts and records, concerning the affairs of Marlo which Buyer may reasonably request.

            5.3   Current Information.  Sellers Group shall advise Buyer in
                  -------------------
writing immediately, but in any event prior to the Closing, of (i) the occurrence of any event which renders any of the representations or warranties set forth herein inaccurate in any material respect or the awareness of any of Sellers Group that any representation or warranty set forth herein was not accurate in all material respects when made; and (ii) the failure of any of Sellers Group to comply with or accomplish any of the covenants or agreements set forth herein in any material respect. Marlo will also provide Buyer promptly on becoming available copies of all operating and financial statements reports prepared by or for the normal conduct of business of Marlo.

            5.4   Consents.  Marlo will, as soon as possible, commence to take
                  --------
all action required to obtain all material consents, approvals, novations and agreements of and to give all notices and make all other filings with any third parties, including governmental authorities, necessary to authorize, approve or permit the transfer of the Purchased Assets to Buyer and Buyer shall cooperate with Marlo with respect thereto. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use their best efforts to take or cause to be taken all action or do, or cause to be done, all things necessary proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the parties' obligations hereunder.

            5.5   Contracts and Operation Agreements.  Between the date hereof
                  ----------------------------------
and the Closing Date, Marlo shall not, other than in the ordinary course of business, without the prior written consent of Buyer (a) amend in any material respect or terminate any contract, agreement, instrument, purchase order, lease, license, warranty, indenture, bid, proposal or commitment, whether written or oral to which it is a party, or (b) enter into or become a party to or submit any bid or proposal for any contract, agreement, instrument, arrangement, purchase order or commitment with any customer of Marlo.

            5.6   Insurance.  Between the date hereof and the Closing Date,
                  ---------
Marlo shall continue in force its existing insurance policies.

            5.7   Insider Restriction.  Marlo and Marlo Principals acknowledge
                  -------------------
that Engineered Support Systems, Inc. ("ESSI") is a public company and that this Agreement and the transactions contemplated herein may be material to ESSI. Therefore, until the earlier of the Closing or five (5) days after the termination of this Agreement as provided in Section 10 hereof, Marlo Principals shall not purchase or sell, directly or indirectly, any ESSI stock, and shall cause Marlo, and advise its directors, and any other members of management, employees, or agents who are aware of the transactions contemplated herein not to purchase or sell, directly or indirectly, any ESSI stock.

            5.8   No Shopping.  Marlo and Marlo Principals shall not, directly
                  -----------
or indirectly, through any officer, director, employee or agent or otherwise, solicit, initiate, encourage, participate in any negotiation or discussion or enter into any agreement in respect of or cooperate with any person regarding (including without limitation, by way of furnishing any non-public information concerning or affording access to, the business, properties or assets of Marlo) any Acquisition Proposal (as hereinafter defined). The term "Acquisition Proposal" means any proposal (other than this Agreement) for the acquisition for all or a substantial portion of the stock or assets of Marlo, or for a merger, consolidation or other business combination pursuant to which any other person would acquire Marlo or any substantial equity interest in Marlo. Marlo and Marlo Principals shall promptly communicate to Buyer the fact that they have received any proposal or inquiry regarding an Acquisition Proposal.

            5.9   Public Statements.  Before any party hereto shall release
                  -----------------
any information concerning this Agreement or the contemplated transactions which is intended for or may result in public dissemination thereof, they shall furnish drafts of all documents or proposed oral statements to the other party for comments, and shall not release any such information without the prior written consent of the other party. Nothing contained herein shall prevent either party from furnishing any information to any governmental authority if required to be disclosed by applicable law or regulation, and after having given prior written notice to the other party of any such contemplated disclosure.

            5.10  Employment Agreement.  Sellers Group shall cause Earls to
                  --------------------
negotiate, execute and deliver on the Closing Date, an employment agreement between Buyer and Earls for a three (3) year term, whereby Earls shall serve as President and Chief Executive Officer of Buyer at an annual base salary of Two Hundred Thousand Dollars ($200,000.00), plus a minimum bonus of One Hundred Thousand Dollars ($100,000.00) and benefits comparable to those currently provided by Marlo to Earls, substantially in the form attached as Exhibit Q.
---------

            5.11  Consulting Agreement.  Sellers Group shall cause Raymond
                  --------------------
Lohmann to negotiate, execute and deliver on the Closing Date, a consulting agreement between Buyer and Raymond Lohmann for a term of not less than one
(1) year, whereby Raymond Lohmann shall serve as a consultant to Buyer with respect to the Coil Business for not more than eight (8) hours per week at an annual base compensation of Forty Thousand Dollars ($40,000.00), plus automotive allowance and standard benefits, substantially in the form attached as Exhibit R.
            ---------

            5.12  Distributions.  No distributions or other withdrawal of
                  -------------
funds will be made to or by David Ault, or on behalf of D. Ault affiliated entities, or Marlo Principals during the period from December 31, 1997 through Closing, except for payments or distributions made in the ordinary course of business by Marlo for salary, bonus, or other benefits as otherwise permitted by the provisions of this Agreement, or costs incurred in the consummation of the transactions contemplated by this Agreement, except for distributions of any undistributed income existing as of January 31, 1998.

      6.    Covenants and Agreements of Buyer.  Buyer covenants and agrees:
            ---------------------------------

            6.1   Confidentiality.  Buyer shall use all reasonable precautions
                  ---------------
to cause all such information regarding Marlo to be treated as confidential and will not use any such information in a manner detrimental to Marlo or beneficial to the Buyer provided that the foregoing shall not apply to information to the extent (i) such information was known by Buyer or one of its affiliates when received, (ii) such information is or thereafter becomes lawfully obtainable from other sources, or (iii) it is necessary or appropriate to disclose the same to a regulatory authority having jurisdiction over Marlo or Buyer, or an affiliate of Buyer or as otherwise required by law. Buyer shall have no liability under this Section unless such prohibited use resulted from its gross negligence or willful misconduct; and provided, further, that this obligation to maintain the confidentiality of such information as it relates to Marlo shall cease upon the Closing. If the transactions contemplated by this Agreement are not consummated for any reason whatsoever, Buyer will return to Marlo upon request all documents or copies or excerpts thereof containing or reflecting such information that was furnished to it by Sellers or Marlo.

            6.2   Current Information.  Buyer will advise Marlo in writing
                  -------------------
immediately, but in any event prior to the Closing, of: (i) the occurrence of any event which renders any of the representations or warranties set forth herein inaccurate in any material respect or the awareness of Buyer that any representation or warranty set forth herein was not accurate in all material respects when made; and (ii) the failure of Buyer to comply with or accomplish any of the covenants or agreements set forth herein in any material respect.

            6.3 Marlo Employees. Following Closing, Buyer will employ or offer employment to such of the present Marlo employees as Buyer deems necessary or appropriate. Buyer anticipates that immediately following Closing, most of the existing Marlo employees will be offered employment with Buyer and that, for those employees, Buyer anticipates that their compensation and benefits will be similar to that which those employees were receiving prior to the closing of this sale and purchase. Those Marlo employees who are employed by Buyer will, for purposes of eligibility and vesting, be given credit for all years of service with Marlo in determining their eligibility for all benefits (including, but not by way of limitation, vacation and retirement benefits). Notwithstanding anything herein to the contrary, nothing herein is intended to obligate Buyer to offer employment for a term to any employee of Marlo, and it is expressly intended by the parties that employment of Marlo employees by Buyer following Closing will be at will, with the exception only of B. Earls, as specifically provided in
Section 5.10 hereof. Nothing in this paragraph 6.3 is intended to create any rights in or to a Marlo employee as a third party beneficiary.

      7.    Conditions to Obligations of Marlo.  The obligations of Marlo to
            ----------------------------------
make the deliveries contemplated at the Closing shall, in addition to the conditions set forth elsewhere herein, be subject to satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by Marlo:

            7.1   Correctness of Representations and Warranties.  All of the
                  ---------------------------------------------
representations and warranties of the Buyer contained in this Agreement shall have been true and complete on the date hereof and shall be true and complete on the Closing Date in all material respects with the same effect as if made on the Closing Date, and the Buyer shall have executed and delivered to Marlo at Closing a certificate to such effect.

            7.2   Performance of Covenants and Agreements.  All of the
                  ---------------------------------------
covenants and agreements of the Buyer contained in this Agreement and required to be performed by the Buyer on or before the Closing Date shall have been performed in all material respects and the Buyer shall have executed and delivered to Marlo at Closing a certificate to such effect.

            7.3   Opinion of Counsel for Buyer. Marlo shall have received an
                  ----------------------------
opinion of counsel for Buyer, Bearden, Mattern, Breckenridge, Washburn, Gidlow & Kazanas, LLC, addressed to Marlo and dated the Closing Date substantially in the form set forth in Exhibit S. In rendering such opinion,
                                       ---------
counsel may rely upon certificates of public officials and upon certificates of officers of Buyer as to factual matters and on opinions of other counsel of good standing, whom such counsel believes to be reliable.

            7.4   No Legal Bar.  There shall not have been instituted or
                  ------------
threatened any legal proceeding seeking to prohibit the consummation of the transactions contemplated by this Agreement or to obtain substantial damages with respect thereto. None of the parties hereto shall be prohibited by any order, writ, injunction or decree of any Governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no action or proceeding shall then be pending which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties or any corporate entity, in connection herewith, or in connection with any of the transactions contemplated hereby.

      8.    Conditions to Obligations of the Buyer.  The obligations of the
            --------------------------------------
Buyer to make the deliveries contemplated at the Closing shall, in addition to conditions set forth elsewhere herein, be subject to the satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by the Buyer:

            8.1   Correctness of Representations and Warranties.  All
                  ---------------------------------------------
representations and warranties of Sellers Group contained in this Agreement shall have been true and complete on the date hereof and shall be true and complete on the Closing Date with the same effect as if made on the Closing Date and Sellers Group shall have executed and delivered to the Buyer at Closing a certificate from each member of Sellers Group to that effect.

            8.2   Performance of Covenants and Agreements.  All of the
                  ---------------------------------------
covenants and agreements of Sellers Group contained in this Agreement and required to be performed on or before the Closing Date shall have been performed in all material respects and Sellers Group shall have delivered to the Buyer at Closing a certificate from each member of Sellers Group to that effect.

            8.3   Opinion of Counsel for Sellers Group.  Buyer shall have
                  ------------------------------------
received an opinion of counsel for Sellers Group, Paule, Camazine & Blumenthal, P.C., addressed to Buyer and dated the Closing Date, in the form of Exhibit T. In rendering such opinion, counsel may rely upon certificates
   ---------
of public officials and upon certificates of officers of Marlo as to factual matters and on opinions of other counsel of good standing, whom such counsel believes to be reliable.

            8.4   Good Standing Certificates.  Marlo shall have delivered to
                  --------------------------
Buyer (i) copies of the Articles of Incorporation, including all amendments thereto, of Marlo certified by the Secretary of State or other appropriate official of the jurisdiction of incorporation, (ii) certificates from the Secretary of State or other appropriate official of the respective jurisdictions of incorporation to the effect that Marlo is in good standing or subsisting in such jurisdiction, listing all charter documents of Marlo on file and attesting to its payment of all franchise or similar Taxes, and
(iii) a certificate from the Secretary of State or other appropriate official in each jurisdiction in which Marlo is qualified or admitted to do business to the effect that Marlo is duly qualified or admitted and in good standing in such jurisdiction.

            8.5   No Legal Bar.  There shall not have been instituted or
                  ------------
threatened any legal proceeding seeking to prohibit the consummation of the transactions contemplated by this Agreement or to obtain substantial damages with respect thereto. None of the parties hereto shall be prohibited by any order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no action or proceeding shall then be pending which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties in connection herewith or in connection with any of the transactions contemplated hereby.

            8.6   Third Party Consents and Approvals.  Notwithstanding
                  ----------------------------------
anything herein to the contrary, it shall be the responsibility of Buyer to obtain all consents and approvals of third parties required under the Contracts and Operation Agreements, and Marlo shall cooperate with and use reasonable efforts to assist Buyer in obtaining such consents and approvals.

            8.7   Allocation of Purchase Price.  The purchase price, as
                  ----------------------------
finally determined pursuant to Section 1.4 above, shall be allocated among Marlo's assets in the manner agreed upon by Marlo and Buyer at Closing. Marlo, Marlo Principals, and Buyer will not take any position on their respective income tax returns that is inconsistent with such allocation.

            8.8   Employees.  Marlo shall terminate the employment of all of
                  ---------
the employees that Buyer expressed an interest to Marlo to offer employment with Buyer commencing the Closing Date. Such termination to be effective as of the Closing Date. In connection with such termination, Marlo shall provide all required notification under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") to all such terminated employees. Marlo, in terminating its employees pursuant to this Section 8.8, shall do so in a manner so that no such terminated employee shall have any valid claim for severance benefits on or after the Closing Date. On the Closing Date, Marlo shall pay or provide all of its terminated employees the accrued and unpaid wages, vacation pay and other employee benefits to which they are entitled.

            8.9   Employment Agreement and Consulting Agreement.  The
                  ---------------------------------------------
employment agreement and consulting agreement referred to Sections 5.12 and
5.13 hereof, shall be negotiated, executed and delivered on the Closing Date.

            8.10  Assignment and Sale of Registered Trademarks.  A due
                  --------------------------------------------
execution and delivery of certain assignment and sale of registered trademarks by Marlo in favor of Buyer whereby Marlo assigns to Buyer the Registered Intangible Personal Property referred to in Section 3.7.3 hereof, substantially in the form of Exhibit U.
                             ---------

            8.11  Warranty Deeds.  A due execution and delivery of certain
                  --------------
Special Warranty Deeds by Marlo in favor of Buyer whereby Marlo transfers and conveys to Buyer the Marlo Realty and the Vacant Land referred to in Section 1.1(b) hereof, substantially in the form of Exhibit V.
                                            ---------

            8.12  Bill of Sale.  A due execution and delivery of certain
                  ------------
Bill(s) of Sale by Marlo in favor of Buyer whereby Marlo transfers and conveys to Buyer the personal property referred to in Section 1.1(b) hereof, substantially in the form of Exhibit W.
                             ---------

      9.    Indemnification.
            ---------------

            9.1   General Indemnification by Sellers Group. Sellers Group
                  ----------------------------------------
covenants and agrees to indemnify, defend, protect and hold harmless each Buyer and their respective officers, directors, employees, stockholders, assignees, successors and affiliates (individually, an Indemnified Party and collectively, Indemnified Parties) from, against and in respect of:

                  (a) all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by the Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

                        (1) any breach of any representation or warranty of Sellers Group set forth in this Agreement or any Schedule, Exhibit or certificate, delivered by or on behalf of any member of Marlo or Marlo Principals in connection herewith; or

                        (2)    any nonfulfillment of any covenant or
agreement by Marlo or Marlo Principals or any member thereof under this Agreement; or

                        (3) the business, operations or assets of Marlo prior to the Closing Date or the actions or omissions of Marlos' directors, officers, shareholders, employees or agents prior to the Closing Date, other than Damages arising from matters expressly disclosed in the Financial Statements, this Agreement or the Schedules and Exhibits to this Agreement.

                  (b) any and all Damages incident to any of the foregoing or to the enforcement of this Section 9.1.

            9.2   Limitation and Expiration.  Notwithstanding the above:
                  -------------------------

                  (a)   there shall be no liability for indemnification under
Section 9.1 with respect to Damages with respect to anything other than Tax Matters unless, and solely to the extent that, the aggregate amount of Damages exceeds One Hundred Thousand Dollars ($100,000) (the Indemnification Threshold). There shall be no liability for indemnification under Section
9.1 for Damages for Tax Matters unless, and solely to the extent that, the aggregate amount of Damages exceeds Twenty Five Thousand Dollars ($25,000.00) (the "Tax Matter Indemnification Threshold");

                  (b)   the aggregate amount of Sellers' liability under this
Article 9 shall not exceed the amount of One Million Four Hundred Thousand Dollars ($1,400,000);

                  (c) the indemnification obligations under this Article 9, or under any certificate or writing furnished in connection herewith, shall terminate at the date that is the later of clause:

                        (1) except as to representations and warranties specified in Section 9.3(a)(2) of this Article 9, the second anniversary of the Closing Date, or

                        (2) the final resolution of claims or demands pending as of the second anniversary of the Closing Date (such claims referred to as "Pending Claims").

            9.3   Indemnification Procedures.  All claims or demands for
                  --------------------------
indemnification under this Article 9 ("Claims") shall be asserted and resolved as follows:

                  (a) In the event that any Indemnified Party has a Claim against Sellers Group which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness notify Sellers Group of such Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (the Claim Notice). If Sellers Group does not notify the Indemnified Party within thirty (30) days after the date of delivery of the Claim Notice that Sellers Group disputes such Claim, with a detailed statement of the basis of such position, the amount of such Claim shall be conclusively deemed a liability of Sellers Group hereunder. In case an objection is made in writing in accordance with this Section 9.3.1, the Indemnified Party shall respond in a written statement to the objection within thirty (30) days and, for sixty
(60) days thereafter, the parties shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims (and, if the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties).

                        (1) In the event that any Claim for which Sellers Group would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party (a Third Party Claim), the Indemnified Party shall deliver a Claim Notice to Sellers Group. Sellers Group shall have thirty (30) days from the date of delivery of the Claim Notice to notify the Indemnified Party (A) whether Sellers Group disputes liability to the Indemnified Party hereunder with respect to the Third Party Claim, and, if so, the basis for such a dispute, and (B) if Sellers Group does not dispute liability, whether or not Sellers Group desires, at their sole cost and expense, to defend against the Third Party Claim, provided that the Indemnified Party is hereby authorized (but not obligated) to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests.

                        (2) In the event that Sellers Group timely notifies the Indemnified Party that Sellers Group does not dispute their obligation to indemnify with respect to the Third Party Claim, Sellers Group shall defend the Indemnified Party against such Third Party Claim by appropriate proceedings, provided that, unless the Indemnified Party
                         --------
otherwise agrees in writing, Sellers Group may not settle any Third Party Claim (in whole or in part) if such settlement does not include a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If Sellers Group elects not to defend the Indemnified Party against a Third Party Claim, whether by failure of Sellers Group to give the Indemnified Party timely notice as provided herein or otherwise, then the Indemnified Party, without waiving any rights against Sellers Group, may settle or defend against such Third Party Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from Sellers Group the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

                        (3) If at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to Sellers Group, any Third Party Claim seeks material prospective relief which could have an adverse effect on any

Indemnified Party, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of Sellers Group hereunder. If the Indemnified Party elects to exercise such right, Sellers Group shall have the right to participate in, but not control, the defense of such Third Party Claim at Sellers Group's sole cost and expense.

                  (b) Nothing herein shall be deemed to prevent the Indemnified Party from making a Claim, and an Indemnified Party may make a Claim hereunder, for potential or contingent Damages provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such Claim may be made.

                  (c) At such time as Buyers have knowledge of facts from which a reasonable person would be aware that Buyers may have a claim, Buyers shall give reasonably prompt notice of such claim to Sellers Group.

                  (d) The parties will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under this Article 9, provided that no Indemnified Party shall be obligated to continue pursuing any payment pursuant to the terms of any insurance policy.



            9.4   Remedies Cumulative.  The remedies set forth in this Section
                  -------------------
9 are cumulative and shall not be construed to restrict or otherwise affect any other remedies that may be available to the Indemnified Parties under any other agreement or pursuant to statutory or common law.

      10.   Covenant Not to Compete.
            -----------------------

            (a) Marlo and D. Ault each acknowledge that the products and services of the Coil Business are currently distributed in and throughout the world. Marlo and D. Ault each acknowledge that an important part of the benefits that Buyer will receive in connection with the transactions contemplated hereby is the ability to carry on the Coil Business free from either direct or indirect competition from Marlo or D. Ault. In order that Buyer may enjoy such benefits, Marlo and D. Ault each agree that for a period of five years after the Closing Date, Marlo and/or D. Ault shall not engage at any place in the Area, directly or indirectly (including through a family member), in the Coil Business, or own shares in the earnings of or invest in the equity securities of, any entity engaged at any place in the Area in the Coil Business; provided, however, that Marlo and D. Ault may purchase equity securities in a publicly-traded company that is engaged in the Coil Business in an amount not to exceed five percent of the total equity interest in such company and provided further, however, that nothing in this Section shall prohibit the current investment by, or business interest of, D.

Ault in Mil Spec, Inc. The restrictions contained in this Section 10(a) are made and given to protect and preserve the business of Buyer, and the goodwill associated therewith. Marlo and D. Ault further each acknowledge and agree that such restrictions are fair and reasonable, that such restrictions are necessary to protect Buyer and are necessary for the protection of the legitimate business interests of Buyer, and are ancillary to the sale of certain business assets such that there is legal consideration for purposes of enforcing the foregoing covenants.

            (b) Marlo and D. Ault each hereby agree that Buyer's remedies at law for any breach or threat of breach by Marlo or D. Ault of this Section 10 will be inadequate, and that Buyer shall be entitled to seek a temporary restraining order, a preliminary injunction, and a permanent injunction or injunctions to prevent breaches of the provisions of this Section 10 and to enforce specifically the terms and provisions hereof. Should any provision of these covenants be held invalid, illegal or unenforceable, in whole or in part, the validity, legality or enforceability of the other provisions hereof, shall not be affected thereby. If any invalidity shall be caused by the length of any period of time, the size of the Area, or the scope of activities set forth herein, such period of time, such area, such scope or all of such factors shall be considered to be reduced to the maximum period, area or scope would cure such invalidity and still be enforceable. Any provision of this Section 10 which is held invalid, illegal or unenforceable in any jurisdiction shall be not deemed invalid, illegal or unenforceable in any other jurisdiction.

      11.   Termination of Agreement.  This Agreement (except as to Section 13
            ------------------------
hereof) shall terminate prior to the Closing Date and be of no further force or effect between the parties hereto, except as to liabilities for misrepresentation, breach or default in connection with any warranty, representation, covenant, duty or obligation given, occurring or arising prior to the date of termination, upon the occurrence of any of the following:

            (a)   Misrepresentation by the Sellers Group.  By Buyer at its
                  --------------------------------------
election immediately upon any misrepresentation or breach of or failure to satisfy timely on the part of Sellers Group any condition, warranty, representation or agreement of Sellers Group contained herein, and Buyer's written notice to Marlo thereof five (5) days prior to the date of termination.

            (b)   Misrepresentations by Buyer.  By Marlo at its election
                  ---------------------------
immediately upon any misrepresentation or breach of or failure to satisfy timely on the part of Buyer any condition, warranty, representation or agreement of Buyer contained herein, and Marlo's written notice to Buyer thereof five (5) days prior to the date of termination.

            (c)   Expiration of Time.  By either Marlo, on the one hand, or
                  ------------------
the Buyer, on the other hand, immediately if the Closing shall not have taken place by February 24, 1998.

      12.   Miscellaneous Provisions.
            ------------------------

            12.1  Construction.  This Agreement shall be construed and
                  ------------
enforced in accordance with and governed by the laws of the State of Missouri.

            12.2  Notices.  All notices, requests, demands and other
                  -------
communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when delivered to the party to whom addressed or when sent by telecopy, telegram, telex or wire (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

      If to Buyer:      Engineered Coil Company
                        c/o Gary C. Gerhardt
                        1270 North Price Road
                        St. Louis, Missouri 63132
                        (314) 993-5680
                        (314) 993-4615 - FAX

      With copies to:   Bearden, Mattern, Breckenridge, Washburn,
                        Gidlow & Kazanas, LLC
                        Suite 1250, University Club Tower
                        1034 South Brentwood Boulevard
                        St. Louis, Missouri 63117-1212
                        (314) 726-6618
                        (314) 726-6757 - FAX
            Attention:  David D. Mattern, Esq. and Dan J.
                        Kazanas, Esq.

      If to the Sellers Group
      including Marlo:  R. Bruce Earls
                        Nuclear Cooling, Inc., d/b/a Marlo Coil
                        6060 Highway PP
                        P.O. Box 171
                        High Ridge, MO 63049
                        (314) 677-6600
                        (314) 677-1023 - FAX

      With copies to:   Manchester Partners, L.L.C.
                        9900A Clayton Road
                        St. Louis, MO 63124
                        (314) 997-3501
                        (314) 812-9491 - FAX
                        and

                        Paule, Camazine & Blumenthal, P.C.
                        165 N. Meramec Avenue, 6th Floor
                        Clayton, MO 63105
                        (314) 727-2266
                        (314) 727-7101 - FAX
                        Attention:  Donald W. Paule, Esq.

            12.3  Assignment.  Neither this Agreement nor any right, remedy,
                  ----------
obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties; provided, however, that the Buyer shall have the right to assign all of its rights and obligations under this Agreement to any corporation, 100% of the voting capital stock of which is owned, directly or indirectly, by the Buyer if such transferee corporation agrees to assume all the Buyer's obligations under this Agreement, provided that such transfer shall not discharge the Buyer from its obligation hereunder, unless Marlo consents to such discharge, which consent shall not be unreasonably withheld; and provided, further, that the Buyer may assign its rights hereunder for security purposes to any financing institution extending credit to the Buyer. Nothing contained herein, express or implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest and permitted assignees any rights or remedies under or by reason of this Agreement unless so stated herein to the contrary.

            12.4  Amendments and Waivers.  This Agreement and all Exhibits and
                  ----------------------
Schedules hereto may be modified only by a written instrument duly executed by each party. No condition to any party's obligations and no breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party whose obligations are subject to such condition or who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion.

            12.5  Survival.  All representations, warranties and covenants
                  --------
made by Sellers and Buyers in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date (except with respect to Exhibits and Schedules which are accurate as of the date or dates reflected thereon). The covenants, agreements, warranties and representations entered into or made pursuant to this Agreement, irrespective of any investigation made by or on behalf of any party, shall be continuing and shall survive the Closing, subject to the limitations provided in Section 9.

            12.6  Remedies.  No remedy conferred by any of the specific
                  --------
provisions of this Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder now or hereafter existing at law or in equity or by statute or otherwise, and the election by a party of one or more remedies shall not constitute a waiver of the party's right to pursue any other available remedies.

            12.7  Attorneys' Fees.  In the event that any action, proceeding
                  ---------------
or arbitration is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the parties to such action, proceeding or arbitration may receive as part of any award, judgment, decision or other resolution of such action, proceeding or arbitration their costs and reasonable attorneys' fees as determined by the person. or body making such award, judgment, decision or resolution. Should any claim hereunder be settled short of the commencement of any such action, proceeding or arbitration, the parties in such settlement shall be entitled to include as part of the damages alleged to have been incurred reasonable costs of attorneys or other professionals in investigation or counseling on such claim.

            12.8  Binding Nature of Agreement.  The Agreement includes each of
                  ---------------------------
the Schedules and Exhibits which are referred to herein or attached hereto, all of which are incorporated by reference herein. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, heirs, legal representatives, successors and assignees.

            12.9  Expenses.  The costs and expenses of Sellers Group, legal
                  --------
fees and disbursements of Paule, Camazine & Blumenthal, P.C. and the broker/finder fees of Manchester Partners, L.L.C. shall be borne by Sellers Group. The costs and expenses of the Buyer, including the legal fees and disbursements of Bearden, Mattern, Breckenridge, Washburn, Gidlow & Kazanas, LLC shall be borne by the Buyer.

            12.10 Entire Agreement.  This Agreement contains the entire
                  ----------------
understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

            12.11 Severability.  Any provision of this Agreement which is
                  ------------
invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

            12.12 Counterparts.  This Agreement may be executed by the parties
                  ------------
in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            12.13 Section Headings.  The headings of each Section, subsection
                  ----------------
or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

      13.   Arbitration.
            -----------

            (a)   Agreement to Arbitrate.  Except with respect to enforcement
                  ----------------------
of the covenant not to compete as provided for in Section 10 hereof, or as provided in paragraph (d) below, any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement, including any claim based on contract, tort or statute, shall be settled, at the request of either party, by arbitration conducted in the Metropolitan St. Louis, Missouri area or such other location upon which the parties may mutually agree, before and in accordance with the then existing Rules of Commercial Arbitration of the American Arbitration Association ("AAA"), and judgment upon any award rendered by the arbitrator may be entered by any State or Federal court having jurisdiction thereof Any controversy concerning whether a dispute is an arbitrable dispute shall be determined by the arbitrator. The parties intend that this agreement to arbitrate be valid, specifically enforceable and irrevocable. The designation of a suits or specifically a governing law for this agreement or the arbitration shall not be deemed an election to preclude application of the Federal Arbitration Act, if it would be applicable.

            (b)   Selection of Arbitrator.  The sole arbitrator, who shall be
                  -----------------------
selected in accordance with the procedures of the AAA, shall be a retired or former judge of any Federal court appointed under Article III of the United States Constitution who presided in a court located in the State in which the arbitration is conducted, or a retired or former judge of a trial court of general jurisdiction or a higher court of the State in which the arbitration is conducted.

            (c)   Expenses.  The arbitrator shall award to the prevailing
                  --------
party in any arbitration proceeding commenced hereunder, and the court shall include in its judgment for the prevailing party in any claim arising under this Agreement or relating to the transactions contemplated hereby, the prevailing party's costs and expenses (including expert witness expenses and reasonable attorneys' fees) of investigating, preparing and presenting such arbitration claim or cause of action.

            (d)   Aid to Arbitration.  Any party hereto may request a court of
                  ------------------
competent jurisdiction to grant provisional injunctive relief to such, party solely for the purpose of maintaining the status quo until an arbitrator can render an award on the matter in question and such award can be confirmed by a court having jurisdiction thereof.

      14.   Submission to Jurisdiction; Agent for Service. EACH OF THE PARTIES
            ---------------------------------------------
HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OR COUNTY OF ST. LOUIS, STATE OF MISSOURI, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT EXECUTED HEREUNDER, OTHER THAN ANY ACTION OR PROCEEDING REQUIRED BY SECTION 13 HEREOF TO BE SUBMITTED TO ARBITRATION,
SHALL BE LITIGATED IN SUCH COURTS, AND EACH OF THE PARTIES WAIVES ANY

OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS
                                                       --------------------
TO THE CONDUCT OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS TO ALL SUCH SERVICE OF PROCESS MADE IN THE MANNER SET FORTH IN SECTION 12.2 HEREOF. Nothing contained in this Section 14 shall affect the right of any party to serve legal process on any other party in any other manner permitted by law. Nothing contained in this Section 14 shall affect the obligations of the parties with respect to the arbitration of disputes under Section 13 hereof.

      THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION
               WHICH MAY BE ENFORCED BY THE PARTIES

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed with the intention of being bound thereby as of the "Effective Date".


                                    ENGINEERED COIL COMPANY,
                                    A Missouri Corporation

                                    By:   /s/ Michael F. Shanahan, Sr.
                                          -------------------------------------
                                          MICHAEL F. SHANAHAN, SR., CEO


                                          MARLO COIL

                                    By:   /s/ R. Bruce Earls
                                          -------------------------------------
                                          R. BRUCE EARLS, PRESIDENT


                                          /s/ R. Bruce Earls
                                          -------------------------------------
                                          R. BRUCE EARLS, INDIVIDUALLY


                                          /s/ David G. Ault
                                          -------------------------------------
                                          DAVID G. AULT, INDIVIDUALLY


                                          /s/ Rita R. Ault
                                          -------------------------------------
                                          RITA R. AULT, INDIVIDUALLY

                INDEX TO EXHIBITS TO ASSET PURCHASE AGREEMENT


EXHIBIT    DESCRIPTION

A           Marlo Realty

B           Vacant Land

C           Inventory

D           Accounts Receivable

E           Machinery and Equipment

F           Proprietary Property

G           Customer List

H           Prepaid Insurance and Other Prepayments

I           Telephone Numbers and Telephone Directory Listing

J           Permits and Licenses

K           Government Contracts and Subcontracts

L           Customer Contracts

M           Operation Agreements

N           Excluded Assets

O           Accounts Payable


P           Retained Liabilities

Q           Employment Agreement of R. Bruce Earls

R           Consulting Agreement of Raymond Lohmann

S           Opinion of Counsel for Buyer

T           Opinion of Counsel for Sellers Group

U           Assignment and Sale of Registered Trademarks

V           General Warranty Deeds

W           Bills of Sale

                INDEX TO SCHEDULES TO ASSET PURCHASE AGREEMENT
                ----------------------------------------------



Schedule  Description
--------  -----------

3.4(a)      Compensation Exceptions

3.4(d)      Unresolved Customer/Supplier Matters

3.4(e)      Acquisitions or Leases of Property in Excess of $50,000.00

3.5(b)      Other Unresolved Tax Matters

3.6(a)      Litigation Pending or Threatened

3.7.1(b)    Liens on Real Property

3.7.2       Liens on Personal Property

3.7.3(b) Registered Intangible Personal Property Not Owned By Marlo But Used By Marlo

3.8         Summary Description of Insurance Coverage of Purchased Assets

3.9(a)      Consents Needed For Assignment of Contracts and Operation Agreements

3.9(b)      List of Contracts and Operation Agreements

3.9(c)      Quote Log

3.9(d)      Warranty Reserve Worksheet Against Such Contracts

3.10(a) Unresolved Matters Pertaining to Government Subcontracts and Government Bids

3.10(b)     Government Investigations and Audits

3.10(c)     Government Financing Arrangements and Claims

3.10(d)     Government Suspension or Disbarments

3.10(f)     Facility Security Clearances

3.10(g) Non-Compliance of Accounting and Procurement Systems With Respect to Government Contracts

3.10(h)     Government Offset Obligations

3.12(a)     Labor and Employment Agreements

3.12(c)     Labor Practice Complaints, Grievances and Arbitration Matters

3.12(e)     Material Obligations of Marlo

3.13(a)     Employee Benefit Plans

3.13(d)     ERISA Exceptions to Employee Benefit Plans

3.13(e) Unresolved Reports and Information to be Filed Regarding Employee Benefit Plans

3.20        Bank Accounts

                                SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            Engineered Support Systems, Inc.


Dated:        April 24, 1998                By: /s/ Gary C. Gerhardt
      ----------------------------             -------------------------------
                                                    Gary C. Gerhardt
                                                    Executive Vice President
                                                    and Chief Financial Officer